                                                                     EXHIBIT 4.1

                       SWIFT MASTER AUTO RECEIVABLES TRUST

                               ASSET BACKED NOTES

                                   ----------

                                    INDENTURE

                          DATED AS OF [________, 20__]

                                   ----------

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                INDENTURE TRUSTEE

                              CROSS-REFERENCE TABLE

         TIA                                                      Indenture
       Section                                                     Section
       -------                                                    ---------
310 (a)(1)            .................................   6.11
    (a)(2)            .................................   6.11
    (a)(3)            .................................   6.10
    (a)(4)            .................................   6.14
    (b)               .................................   6.11
    (c)               .................................   N.A.
311 (a)               .................................   6.12
    (b)               .................................   6.12
    (c)               .................................   N.A.
312 (a)               .................................   7.1, 7.2
    (b)               .................................   7.2
    (c)               .................................   7.2
313 (a)               .................................   7.4(a), 7.4(b)
    (b)(1)            .................................   7.4(a)
    (b)(2)            .................................   7.4(a)
    (c)               .................................   7.4(a)
    (d)               .................................   7.4(a)
314 (a)               .................................   7.3(a), 3.9
    (b)               .................................   3.6
    (c)(1)            .................................   2.1, 2.9, 4.1, 12.1(a)
    (c)(2)            .................................   2.1, 2.9, 4.1, 12.1(a)
    (c)(3)            .................................   2.9, 4.1, 12.1(a)
    (d)               .................................   2.9, 12.1(b)
    (e)               .................................   12.1(a)
    (f)               .................................   12.1(a)
315 (a)               .................................   6.1(b)
    (b)               .................................   6.5
    (c)               .................................   6.1(a)
    (d)               .................................   6.2, 6.1(c)
    (e)               .................................   5.13
316 (a) last sentence .................................   1.1
    (a)(1)(A)         .................................   5.11
    (a)(1)(B)         .................................   5.12
    (a)(2)            .................................   Omitted
316 (b), (c)          .................................   5.7
317 (a)(1)            .................................   5.3(b)
    (a)(2)            .................................   5.3(d)
    (b)               .................................   3.3
318 (a)               .................................   12.7

N.A. means Not Applicable.

Note: This cross reference table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I
   DEFINITIONS AND INCORPORATION BY REFERENCE............................     2
   SECTION 1.1   Definitions.............................................     2
   SECTION 1.2   Incorporation by Reference of Trust Indenture Act.......     2

ARTICLE II
   THE NOTES.............................................................     3
   SECTION 2.1   Issuance of Notes; Execution, Authentication and
                 Delivery................................................     3
   SECTION 2.2   Form of Notes and Authentication Agent's Certificate of
                 Authentication..........................................     6
   SECTION 2.3   Temporary Notes.........................................     7
   SECTION 2.4   Registration; Registration of Transfer and Exchange of
                 Notes...................................................     7
   SECTION 2.5   Mutilated, Destroyed, Lost or Stolen Notes..............     9
   SECTION 2.6   Persons Deemed Noteholders..............................     9
   SECTION 2.7   Payment of Principal and Interest.......................    10
   SECTION 2.8   Cancellation of Notes...................................    11
   SECTION 2.9   Release of Collateral...................................    11
   SECTION 2.10  Book-Entry Notes........................................    11
   SECTION 2.11  Notices to Clearing Agency..............................    12
   SECTION 2.12  Definitive Notes........................................    12
   SECTION 2.13  Depositor as Noteholder.................................    13
   SECTION 2.14  Tax Treatment...........................................    13
   SECTION 2.15  Special Terms Applicable to Subsequent Transfers of
                 Certain Notes...........................................    13
   SECTION 2.16  CUSIP Numbers...........................................    14
   SECTION 2.17  Global Notes; Euro-Note Exchange Date...................    15
   SECTION 2.18  Meetings of Noteholders.................................    15
   SECTION 2.19  Uncertificated Classes..................................    15

ARTICLE III
   COVENANTS.............................................................    15
   SECTION 3.1   Payment of Principal and Interest.......................    15
   SECTION 3.2   Maintenance of Agency Office............................    16
   SECTION 3.3   Money for Payments to Be Held in Trust..................    16
   SECTION 3.4   Existence...............................................    17
   SECTION 3.5   Protection of Trust Estate; Acknowledgment of Pledge....    18
   SECTION 3.6   Opinions as to Trust Estate.............................    18
   SECTION 3.7   Performance of Obligations; Servicing of Receivables....    19
   SECTION 3.8   Negative Covenants......................................    20
   SECTION 3.9   Annual Statement as to Compliance.......................    20
   SECTION 3.10  Consolidation, Merger, etc., of Issuing Entity;
                 Disposition of Trust Estate.............................    21

   SECTION 3.11  Successor or Transferee.................................    23
   SECTION 3.12  No Other Business.......................................    23
   SECTION 3.13  No Borrowing............................................    23
   SECTION 3.14  Guarantees, Loans, Advances and Other Liabilities.......    23
   SECTION 3.15  Servicer's Obligations..................................    24
   SECTION 3.16  Capital Expenditures....................................    24
   SECTION 3.17  Removal of Administrator................................    24
   SECTION 3.18  Restricted Payments.....................................    24
   SECTION 3.19  Notice of Events of Default.............................    24
   SECTION 3.20  Further Instruments and Acts............................    24
   SECTION 3.21  Trustee's Assignment of Interests in Certain
                 Receivables.............................................    25
   SECTION 3.22  Representations and Warranties by the Issuing Entity to
                 the Indenture Trustee...................................    25

ARTICLE IV
   SATISFACTION AND DISCHARGE............................................    25
   SECTION 4.1   Satisfaction and Discharge of Indenture.................    25
   SECTION 4.2   Application of Trust Money..............................    27
   SECTION 4.3   Repayment of Monies Held by Paying Agent................    27

ARTICLE V
   DEFAULT AND REMEDIES..................................................    27
   SECTION 5.1   Events of Default.......................................    27
   SECTION 5.2   Acceleration of Maturity; Rescission and Annulment......    27
   SECTION 5.3   Collection of Indebtedness and Suits for Enforcement by
                 Indenture Trustee.......................................    28
   SECTION 5.4   Remedies; Priorities....................................    30
   SECTION 5.5   Optional Preservation of Trust Estate...................    32
   SECTION 5.6   Limitation on Suits.....................................    32
   SECTION 5.7   Unconditional Rights of Noteholders to Receive Principal
                 and Interest............................................    33
   SECTION 5.8   Restoration of Rights and Remedies......................    33
   SECTION 5.9   Rights and Remedies Cumulative..........................    34
   SECTION 5.10  Delay or Omission Not Waiver............................    34
   SECTION 5.11  Rights of Noteholders to Direct Indenture Trustee.......    34
   SECTION 5.12  Waiver of Past Defaults.................................    35
   SECTION 5.13  Undertaking for Costs...................................    35
   SECTION 5.14  Waiver of Stay or Extension Laws........................    36
   SECTION 5.15  Sale of the Trust Estate................................    36
   SECTION 5.16  Action on Notes.........................................    36
   SECTION 5.17  Performance and Enforcement of Certain Obligations......    37

ARTICLE VI
   THE INDENTURE TRUSTEE.................................................    38
   SECTION 6.1   Duties of Indenture Trustee.............................    38
   SECTION 6.2   Rights of Indenture Trustee.............................    39
   SECTION 6.3   Indenture Trustee May Own Notes.........................    40

   SECTION 6.4   Indenture Trustee's Disclaimer..........................    40
   SECTION 6.5   Notice of Defaults......................................    40
   SECTION 6.6   Reports by Indenture Trustee to Holders.................    40
   SECTION 6.7   Compensation; Indemnity.................................    40
   SECTION 6.8   Replacement of Indenture Trustee........................    41
   SECTION 6.9   Merger or Consolidation of Indenture Trustee............    42
   SECTION 6.10  Appointment of Co-Indenture Trustee or Separate
                 Indenture Trustee.......................................    42
   SECTION 6.11  Eligibility; Disqualification...........................    44
   SECTION 6.12  Preferential Collection of Claims Against Issuing
                 Entity..................................................    44
   SECTION 6.13  Representations and Warranties of Indenture Trustee.....    44
   SECTION 6.14  Indenture Trustee May Enforce Claims Without Possession
                 of Notes................................................    45
   SECTION 6.15  Suit for Enforcement....................................    45
   SECTION 6.16  Rights of Noteholders to Direct Indenture Trustee.......    45
   SECTION 6.17  Notice of Early Amortization Event, Events of Default or
                 Servicing Default.......................................    45
   SECTION 6.18  Not Responsible for Recitals or Issuance of Notes.......    46
   SECTION 6.19  Money Held in Trust.....................................    46

ARTICLE VII
   NOTEHOLDERS' LISTS AND REPORTS........................................    46
   SECTION 7.1   Issuing Entity To Furnish Indenture Trustee Names and
                 Addresses of Noteholders................................    46
   SECTION 7.2   Preservation of Information, Communications to
                 Noteholders.............................................    46
   SECTION 7.3   Reports by Issuing Entity...............................    47
   SECTION 7.4   Reports by Indenture Trustee............................    47
   SECTION 7.5   Distributions and Reports to Noteholders................    47
   SECTION 7.6   Notice by Publication...................................    48

ARTICLE VIII
   ACCOUNTS, DISBURSEMENTS AND RELEASES..................................    48
   SECTION 8.1   Collection of Money.....................................    48
   SECTION 8.2   Rights of Noteholders...................................    48
   SECTION 8.3   Establishment of Collection Account, Excess Funding
                 Account and Cash Collateral Account; Certain Matters
                 Relating to Designated Accounts.........................    48
   SECTION 8.4   Allocations, Deposits and Collections...................    55
   SECTION 8.5   Interest Reallocation Groups; Excess Interest Sharing
                 Groups; Principal Sharing Groups........................    57
   SECTION 8.6   Shared Enhancement Series...............................    58
   SECTION 8.7   Release of Trust Estate.................................    58
   SECTION 8.8   Opinion of Counsel......................................    59

ARTICLE IX
   SUPPLEMENTAL INDENTURES...............................................    59
   SECTION 9.1   Supplemental Indentures Without Consent of
                 Noteholders.............................................    59

   SECTION 9.2   Supplemental Indentures With Consent of Noteholders.....    60
   SECTION 9.3   Execution of Supplemental Indentures....................    62
   SECTION 9.4   Effect of Supplemental Indenture........................    62
   SECTION 9.5   Conformity with Trust Indenture Act.....................    62
   SECTION 9.6   Reference in Notes to Supplemental Indentures...........    63

ARTICLE X
   REDEMPTION OF NOTES...................................................    63
   SECTION 10.1  Redemption..............................................    63
   SECTION 10.2  Form of Redemption Notice...............................    63
   SECTION 10.3  Notes Payable on Redemption Date........................    64

ARTICLE XI
   TERMINATION...........................................................    64
   SECTION 11.1  Termination of Trust....................................    64
   SECTION 11.2  Final Distribution......................................    64
   SECTION 11.3  Depositor's Termination Rights..........................    65
   SECTION 11.4  Defeasance..............................................    65

ARTICLE XII
   MISCELLANEOUS.........................................................    67
   SECTION 12.1  Compliance Certificates and Opinions, etc...............    67
   SECTION 12.2  Form of Documents Delivered to Indenture Trustee........    68
   SECTION 12.3  Acts of Noteholders.....................................    69
   SECTION 12.4  Notices, etc., to Indenture Trustee, Issuing Entity and
                 Rating Agencies.........................................    70
   SECTION 12.5  Notices to Noteholders; Waiver..........................    70
   SECTION 12.6  Alternate Payment and Notice Provisions.................    71
   SECTION 12.7  Conflict with Trust Indenture Act.......................    71
   SECTION 12.8  Effect of Headings and Table of Contents................    71
   SECTION 12.9  Successors and Assigns..................................    71
   SECTION 12.10 Severability............................................    71
   SECTION 12.11 Benefits of Indenture...................................    71
   SECTION 12.12 Legal Holidays..........................................    71
   SECTION 12.13 GOVERNING LAW...........................................    72
   SECTION 12.14 Counterparts............................................    72
   SECTION 12.15 Recording of Indenture..................................    72
   SECTION 12.16 No Recourse.............................................    72
   SECTION 12.17 No Petition.............................................    73
   SECTION 12.18 Inspection..............................................    73

ARTICLE XIII
   COMPLIANCE WITH REGULATION AB.........................................    74
   SECTION 13.1  Intent of the Parties; Reasonableness...................    74
   SECTION 13.2  Reporting Requirements..................................    74
   SECTION 13.3  Additional Representations and Warranties of the
                 Indenture Trustee.......................................    75
   SECTION 13.4  Information to be Provided by the Indenture Trustee.....    76

EXHIBIT A Form of Transfer Certificate
EXHIBIT B Form of Undertaking Letter

APPENDIX A Additional Representations and Warranties

     INDENTURE, dated as of _________, 20__, between SWIFT MASTER AUTO RECEIVABLES TRUST, a Delaware statutory trust (the "Issuing Entity" or the "Trust"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as trustee and not in its individual capacity (the "Indenture Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes and any Series Enhancers:

                                 GRANTING CLAUSE

     The Issuing Entity hereby grants to the Indenture Trustee, as trustee for the benefit of the Noteholders and any Secured Series Enhancers, all of the Issuing Entity's right, title and interest (whether now owned or hereafter acquired) in, to and under the following (collectively, the "Master Collateral"):

     (i) the Receivables transferred to the Issuing Entity pursuant to the Trust Sale and Servicing Agreement, including all Collateral Security with respect thereto and all monies, instruments, investment property and other property distributed or distributable in respect of such Receivables (together with all interest, proceeds, Recoveries, earnings, income, revenue, dividends and other distributions thereof);

     (ii) all Eligible Investments and all monies, instruments, securities, security entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Collection Account, the Series Accounts, the Cash Collateral Account and the Excess Funding Account and in all interest, proceeds, Recoveries, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount);

     (iii) all rights, remedies, powers, privileges and claims of the Issuing Entity under or with respect to the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement (whether arising pursuant to the terms of such agreements or otherwise available to the Issuing Entity at law or in equity), including the rights of the Issuing Entity to enforce the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement; and

     (iv) all present and future claims, demands, causes of action and choses in action regarding any of the foregoing and all payments on any of the foregoing and all proceeds of any nature whatsoever regarding any of the foregoing, including all proceeds of the voluntary or involuntary conversion thereof into cash or other liquid property and all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any kind and other forms of obligations and receivables, instruments and other property that at any time constitute any part of or are included in the proceeds of any of the foregoing.

     The foregoing grants are made in trust to secure (a) the Issuing Entity's obligations under the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Notes, except to the extent expressly provided in the Notes, this Indenture or the related Indenture Supplements, (b) the Issuing Entity's obligations under any Series Enhancement Agreements entered into with any Secured Series Enhancers, but only to the extent expressly provided in such Series Enhancement Agreements, this Indenture or the related Indenture Supplements, (c) the payment of all other sums payable under the Notes, this Indenture and the related Indenture Supplements, and (d) the compliance with the terms and conditions of the Notes, this Indenture, the related Indenture Supplements and any Series Enhancement Agreements entered into with any Series Enhancers.

     The Indenture Trustee, as indenture trustee on behalf of the Noteholders and any Secured Series Enhancers, hereby acknowledges the foregoing grants, accepts the trusts under this Indenture in accordance with the provisions of this Indenture, and agrees to perform the duties herein required to the end that the interests of the Noteholders and any Secured Series Enhancers may be adequately protected.

     As provided in any Indenture Supplement, the Issuing Entity may grant to the Indenture Trustee, for the benefit of the Holders of the related Series or any related Series Enhancers, other collateral in addition to the Master Collateral (such other collateral, the "Series Collateral" and, collectively with the Master Collateral, the "Collateral"). Any grants of Series Collateral pursuant to an Indenture Supplement, unless otherwise provided in such Indenture Supplement, shall be made for the exclusive benefit of the Holders of the related Series (and any other Persons specified therein) and shall not secure in any manner the Issuing Entity's obligations under any other Series of Notes or any other Person.

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1 Definitions. Certain capitalized terms used in this Indenture shall have the respective meanings assigned to them in Part I of Appendix A to the Trust Sale and Servicing Agreement, dated as of the date hereof (as amended from time to time, the "Trust Sale and Servicing Agreement"), among the Issuing Entity, the Depositor and GMAC LLC ("GMAC"). All references herein to "this Indenture" are to this Indenture as it may be amended, supplemented or modified from time to time, and all references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits of this Indenture unless otherwise specified. All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Indenture.

          SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "indenture securities" means the Notes.

          "indenture trustee" means the Indenture Trustee.

          "obligor" on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by reference to another statute or defined by a Commission rule have the respective meanings assigned to them by such definitions.

                                   ARTICLE II
                                    THE NOTES

          SECTION 2.1 Issuance of Notes; Execution, Authentication and Delivery.

          (a) Notes may be issued by the Issuing Entity upon execution of this Indenture and from time to time thereafter, in each case, in accordance with the terms and conditions authorized by or pursuant to an Indenture Supplement. The Notes may be issued in one or more series, and new series of Notes may be issued after the date hereof. The aggregate principal amount of the Notes of all series that may be authenticated and delivered and outstanding under this Indenture is not limited. Any Series or Class may be issued in bearer form (the "Bearer Notes") with attached interest coupons and a special coupon (collectively, the "Coupons") if such Series or Class is not a "registration-required obligation" within the meaning of section 163(f) of the Code, or in fully registered form (the "Registered Notes").

          (b) The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

          (c) Prior to or concurrently with the delivery of any Note to the Indenture Trustee for authentication, the Depositor shall execute and deliver to the Indenture Trustee, or cause to be executed and delivered to the Indenture Trustee, an Indenture Supplement and an Opinion of Counsel.

               (i) The Indenture Supplement shall set forth with respect to any Series to the extent applicable: (a) the name or designation; (b) the initial principal amount (or method for calculating such amount) and the Invested Amount; (c) if such Class or Series of Notes is a Variable Funding Series, the maximum principal amount of such Variable Funding Series; (d) the Note Interest Rate for each Class of Notes of such Series (or method for the determination thereof); (e) the payment date or dates and the date or dates from which interest will accrue; (f) the Distribution Date; (g) the method for allocating Collections to Noteholders; (h) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (i) the Servicing Fee; (j) the issuer and terms of any form of Series Enhancements with respect thereto; (k) the terms on which the Notes of such Series may be exchanged for Notes of another Series, repurchased by the Depositor or remarketed to other investors; (l) the Legal Maturity Date; (m) the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; (n) the extent to which the Notes of such Series will be issuable in temporary or permanent global form (and, in such case, the depository for such global note or notes, the terms and conditions, if any, upon which such global note may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid); (o) whether the Notes of such Series may be issued in bearer form and any limitations imposed thereon; (p) the priority of such Series with respect to any other Series; (q) whether such Series will be an Interest Reallocation Series and, if so, its Interest Reallocation Group designation; (r) whether such Series will be a Principal Sharing Series and, if so, its Principal Sharing Group designation; (s) whether such Series will be an Excess Interest Sharing Series, and, if so, its Excess Interest Sharing Group designation; (t) whether such Series or subseries within such Series will be part of a Shared Enhancement Series and, if so, its Shared Enhancement Series designation; (u) the obligations or rights, if any, of the Issuing Entity to redeem or purchase Notes of such Series or other redemption provisions and the prices at which, and the terms and conditions upon which, Notes of such Series shall be redeemed or purchased; and (v) any other terms of such Series (the "Principal Terms").

The terms of each series of Notes as provided for in an Indenture Supplement are part of the terms of this Indenture.

               (ii) The Opinion of Counsel shall provide, in addition to all other requirements of such opinion:

                    (A) that the form and terms of such Notes have been established by or pursuant to an Indenture Supplement in conformity with the terms of this Indenture;

                    (B) that Notes in such form, when completed by appropriate insertions and executed and delivered by the Issuing Entity to the Authentication Agent for authentication in accordance with this Indenture, authenticated and delivered by the Authentication Agent in accordance with this Indenture and sold in the manner specified in such Opinion of Counsel, will be valid and legally binding obligations of the Issuing Entity;

                    (C) that no approval, authorization, consent or order of any court or governmental agency or body which has not already been obtained or given is required in connection with the valid and proper authorization, issuance and sale of such series of Notes pursuant to this Indenture subject to certain exceptions, including but not limited to, state securities and Blue Sky laws and routine renewals of existing licenses and payments; and

                    (D) for such other matters as the Authentication Agent may reasonably request.

          (d) The terms of such Indenture Supplement may modify or amend the terms of this Indenture solely as applied to such new Series. The obligation of the Indenture Trustee to authenticate and deliver the Notes of any new Series (other than any Series issued pursuant to an Indenture Supplement dated as of the date hereof) and to execute and deliver the related Indenture Supplement will be subject to the satisfaction of the following conditions:

               (i) on or before the second Business Day immediately preceding the Closing Date for such Series, the Depositor has given the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency notice (unless such notice requirement is otherwise waived) of such issuance and such Closing Date;

               (ii) the Depositor has delivered to the Indenture Trustee the related Indenture Supplement, in form satisfactory to the Indenture Trustee, executed by each party hereto (other than the Indenture Trustee);

               (iii) the Depositor has delivered to the Indenture Trustee any related Series Enhancement Agreement executed by each of the parties thereto (other than the Indenture Trustee);

               (iv) the Depositor has delivered to the Indenture Trustee an Officer's Certificate, dated such Closing Date, to the effect that the Depositor reasonably believes that such issuance shall not, based on the facts known to such officer at the time of such certification, have an Adverse Effect with respect to any outstanding Series;

               (v) with respect to any Nonoverconcentration Series, the Adjusted Nonoverconcentration Pool Balance exceeds the Required Nonoverconcentration Pool Balance after giving effect to such issuance;

               (vi) with respect to any Overconcentration Series, the Adjusted Overconcentration Pool Balance exceeds the Required Overconcentration Pool Balance after giving effect to such issuance; and

               (vii) the Depositor has received written confirmation from Standard & Poor's that such issuance shall not result in a downgrade, suspension or withdrawal of the then current ratings with respect to any outstanding Series rated by Standard & Poor's.

     Any Notes held by the Depositor at any time after the date of its original issuance may be transferred or exchanged only upon the delivery to the Indenture Trustee of a Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange.

          (e) Upon satisfaction of the conditions specified above, the Indenture Trustee shall execute such agreements and then the Indenture Trustee or, if provided in an Indenture Supplement, with respect to a series of Notes, an authentication agent for such series of Notes acting on behalf of the Indenture Trustee (the Indenture Trustee or other person authenticating such Notes, the "Authentication Agent") shall thereupon authenticate and deliver the related Notes to or upon the written order of the Issuing Entity, signed by any Authorized Officer.

          SECTION 2.2 Form of Notes and Authentication Agent's Certificate of Authentication.

          (a) The Notes shall be in the forms provided from time to time by or pursuant to an Indenture Supplement in accordance with the terms of this Indenture and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Issuing Entity may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed or to conform to usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officer executing such Notes, as evidenced by such officer's execution of such Notes.

          (b) The Authentication Agent certificate of authentication shall be substantially in the applicable following form:

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                       THE BANK OF NEW YORK TRUST COMPANY, N.A., not in its individual capacity but solely as Indenture Trustee


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       Dated:
                                              ----------------------------------

                                       Or

                                       _____________________, not in its
                                       individual capacity but solely as
                                       Authentication Agent


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       Dated:
                                              ----------------------------------

          (c) Each Note shall be dated the date of its authentication. Unless otherwise provided in the related Indenture Supplement, each Note shall be issuable as a registered Note in the minimum denomination of $[100,000] and in integral multiples of $1,000 in excess thereof.

          SECTION 2.3 Temporary Notes.

          (a) Pending the preparation of Definitive Notes, if any, to be issued in exchange for Book-Entry Notes, the Issuing Entity may execute, and upon receipt of an Issuing Entity Order the Authentication Agent shall authenticate and deliver, such Temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations as are consistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

          (b) If Temporary Notes are issued, the Issuing Entity shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the Temporary Notes shall be exchangeable for Definitive Notes upon surrender of the Temporary Notes at the Agency Office of the Issuing Entity or a Paying Agent, if so specified in the applicable Indenture Supplement, to be maintained as provided in Section 3.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more Temporary Notes, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so delivered in exchange, the Temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

          SECTION 2.4 Registration; Registration of Transfer and Exchange of Notes.

          (a) The Issuing Entity shall cause to be kept a Note Register, for each series of Notes, in which, subject to such reasonable regulations as the Issuing Entity may prescribe, the Issuing Entity shall provide for the registration of the Notes and the registration of transfers and exchanges of the Notes. The Indenture Trustee shall initially be the Note Registrar for the purpose of registering the Notes and transfers of the Notes as herein provided, unless with respect to a specific series of Notes, the Indenture Supplement applicable to such series of Notes provides otherwise. Upon any resignation of any Note Registrar, the Issuing Entity shall promptly appoint a successor Note Registrar or, if it elects not to make such an appointment, assume the duties of the Note Registrar.

          (b) If a Person other than the Indenture Trustee is appointed by the Issuing Entity as Note Registrar, the Issuing Entity shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register. The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof. The Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

          (c) Upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuing Entity (and following the delivery, in the former case, of such Notes to the Issuing Entity by the Indenture Trustee), the Issuing Entity shall execute, the Authentication Agent shall authenticate and the Noteholder shall obtain from the Authentication Agent, in the name of the designated transferee or transferees, one or more new Notes of the same Series in any authorized denominations of a like aggregate principal amount.

          (d) At the option of the Noteholder, Notes may be exchanged for other Notes of the same Series in any authorized denominations, of a like aggregate principal amount, upon surrender of such Notes to be exchanged at the Corporate Trust Office of the Authentication Agent or the Agency Office of the Issuing Entity (and following the delivery, in the former case, of such Notes to the Issuing Entity by the Indenture Trustee), the Issuing Entity shall execute, and the Authentication Agent shall upon receipt of a written order, authenticate and the Noteholder shall obtain from the Indenture Trustee, such Notes which the Noteholder making the exchange is entitled to receive.

          (e) All Notes issued upon any registration of transfer or exchange of other Notes shall be the valid obligations of the Issuing Entity, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          (f) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the place or places specified in the applicable Indenture Supplement or the city in which the Corporate Trust Office of the Indenture Trustee is located, or having a correspondent in another place or places which is specified in the applicable Indenture Supplement; and such other documents as the Indenture Trustee may require.

          (g) No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuing Entity or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 2.3 or 9.6 not involving any transfer.

          (h) The preceding provisions of this Section 2.4 notwithstanding, the Issuing Entity shall not be required to transfer or make exchanges, and the Note Registrar need not register transfers or exchanges, (i) of Notes that have been selected for redemption pursuant to Article X, if applicable; (ii) of Notes that are due for repayment within 15 days of submission to the Corporate Trust Office or the Agency Office; or (iii) if Section 2.15 has not been complied with in connection with such transfer.

          (i) Unless otherwise specified in the applicable Indenture Supplement, by acquiring a Note, each purchaser and transferee will be deemed to represent and warrant that either (a) it is not acquiring the Note with the plan assets of a Benefit Plan or any other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Code; or (b) the acquisition and holding of the Note will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

          SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Notes.

          (a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuing Entity and the Indenture Trustee harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuing Entity shall execute and upon the Issuing Entity's written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of a like series and aggregate principal amount; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuing Entity or Paying Agent, as applicable, may make payment to the Holder of such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date, if applicable, without surrender thereof.

          (b) If, after the delivery of a replacement Note or payment in respect of a destroyed, lost or stolen Note pursuant to subsection (a), a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from (i) any Person to whom it was delivered, (ii) the Person taking such replacement Note from the Person to whom such replacement Note was delivered or
(iii) any assignee of such Person, except a bona fide purchaser, and the Issuing Entity and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity or the Indenture Trustee in connection therewith.

          (c) In connection with the issuance of any replacement Note under this
Section 2.5, the Issuing Entity may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including all fees and expenses of the Indenture Trustee) connected therewith.

          (d) Any duplicate Note issued pursuant to this Section 2.5 in replacement for any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time or be enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          (e) The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 2.6 Persons Deemed Noteholders. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Indenture Trustee, the Paying Agent and any other agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the Noteholder for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuing Entity, the Indenture Trustee, the Paying Agent nor any other agent of the Issuing Entity or the Indenture Trustee shall be affected by notice to the contrary.

          SECTION 2.7 Payment of Principal and Interest.

          (a) Interest on each series of Notes shall accrue and be payable as provided in this Section 2.7(a) and the applicable Indenture Supplement. Unless otherwise provided in the applicable Indenture Supplement, any instalment of interest payable on any Note shall be punctually paid or duly provided for by a deposit by or at the direction of the Issuing Entity or Paying Agent, on behalf of the Issuing Entity if so directed by the applicable Indenture Supplement into the applicable Note Distribution Account on or before the applicable Distribution Date and shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date, by wire transfer or check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date; provided, however, that, with respect to any Notes where it shall be so provided in the Indenture Supplement or any Book-Entry Notes registered on the applicable Record Date in the name of the Note Depository for which Definitive Notes have not been issued pursuant to Section 2.12, payment shall be made by wire transfer in immediately available funds to the account designated by such Holder.

          (b) The principal of each series of Notes shall be payable as provided in the applicable Indenture Supplement. Unless otherwise provided in the applicable Indenture Supplement, all principal payments on each series of Notes shall be made pro rata to the Noteholders of such series entitled thereto. Unless otherwise provided in the applicable Indenture Supplement, any instalment of principal payable on any Note shall be punctually paid or duly provided for by a deposit by or at the direction of the Issuing Entity or Paying Agent on behalf of the Issuing Entity if so directed by the applicable Indenture Supplement into the applicable Note Distribution Account on or before the applicable Distribution Date and shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date, by wire transfer or check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date; provided, however, that, with respect to any Notes where it shall be so provided in the Indenture Supplement or any Book-Entry Notes registered on the Record Date in the name of the Note Depository for which Definitive Notes have not been issued pursuant to Section 2.12, payment shall be made by wire transfer in immediately available funds to the account designated by such Holder, except for the final instalment of principal on any such Note and the Redemption Price for any Notes, if so called, which, in each case, shall be payable as provided herein. The funds represented by any such checks in respect of interest or principal returned undelivered shall be held in accordance with Section 3.3.

          (c) With respect to any Distribution Date on which the final instalment of principal and interest on a series of Notes is to be paid, the Indenture Trustee shall notify each Noteholder of such series of Notes as of the Record Date for such Distribution Date of the fact that the final instalment of principal of and interest on such Note is to be paid on such

Distribution Date. With respect to Book-Entry Notes for which Definitive Notes have not been issued, such notice shall be sent on the Business Day prior to such Distribution Date by facsimile, and with respect to Definitive Notes, such notice shall be sent not later than three Business Days after such Record Date in accordance with Section 12.5(a), and, in each case, shall specify that such final instalment shall be payable only upon presentation and surrender of such Note and shall specify the place or places where such Note may be presented and surrendered for payment of such instalment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

          SECTION 2.8 Cancellation of Notes. All Notes surrendered for payment, redemption, exchange or registration of transfer shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. Each of the Depositor and the Issuing Entity may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which it may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. Upon such cancellation, the calculation of interest (and other calculations under the Basic Documents) shall take into effect such cancellation and such Notes shall no longer be outstanding for any purpose. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Order that they be returned to it; provided, however, that such Issuing Entity Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. The Indenture Trustee shall certify to the Issuing Entity that surrendered Notes have been duly canceled and retained or destroyed, as the case may be.

          SECTION 2.9 Release of Collateral. The Indenture Trustee shall not release property from the lien of this Indenture, other than as permitted by Sections 3.21, 8.7 and 12.1, and then only upon receipt of an Issuing Entity Request accompanied by an Officers' Certificate, an Opinion of Counsel and (to the extent required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1).

          SECTION 2.10 Book-Entry Notes. Unless otherwise provided in the applicable Indenture Supplement, each series of Notes, upon original issuance, shall be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by or on behalf of the Issuing Entity and such Note or Notes shall be registered on the Note Register in the name of the Note Depository (initially, Cede & Co.). No Note Owner shall receive a Definitive Note representing such Note Owner's interest in such Note, except as provided in
Section 2.12. Unless and until Definitive Notes with respect to such Notes have been issued to such Note Owners pursuant to Section 2.12, with respect to such
Notes:

          (a) the provisions of this Section 2.10 shall be in full force and effect;

          (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on such Notes and the giving of instructions or directions hereunder) as the sole Holder of such Notes and shall have no obligation to the Note Owners;

          (c) to the extent that the provisions of this Section 2.10 conflict with any other provisions of this Indenture, the provisions of this Section 2.10 shall control;

          (d) the rights of the Note Owners shall be exercised only through the Clearing Agency and shall be limited to those rights established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency shall make book-entry transfers between the Clearing Agency Participants and receive and transmit payments of principal of and interest on such Notes to such Clearing Agency Participants, pursuant to the Note Depository Agreement; and

          (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has (i) received written instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and (ii) delivered such instructions to the Indenture Trustee.

          SECTION 2.11 Notices to Clearing Agency. With respect to any Notes issued as Book-Entry Notes, whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes representing such Notes shall have been issued to the related Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to the related Noteholders to the Clearing Agency and shall have no other obligation to such Note Owners.

          SECTION 2.12 Definitive Notes. If for any Notes issued as Book-Entry Notes (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to such Notes and the Issuing Entity is unable to locate a qualified successor; (ii) the Administrator, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency; or (iii) after the occurrence of an Event of Default or a Servicing Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to such Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing such Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuing Entity shall execute and the Authentication Agent shall authenticate the related Definitive Notes in accordance with the instructions of the Clearing Agency within 60 days of the occurrence of the relevant event. None of the Issuing Entity, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Notes, the Indenture Trustee shall recognize the Holders of such Definitive Notes as Noteholders. The terms and conditions of the affected series of Notes, the Indenture, the related Indenture Supplement and any related paying agent agreement or related document shall be amended in such manner as the Indenture Trustee reasonably requires to take account of the issue of such Definitive Notes. The manner of the issuance of such Definitive Notes, for the series may be subject to such additional or different provisions as are specified in the related Indenture Supplement.

          SECTION 2.13 Depositor as Noteholder. The Depositor in its individual or any other capacity may become the owner or pledgee of Notes of any series and may otherwise deal with the Issuing Entity or its affiliates with the same rights it would have if it were not the Depositor.

          SECTION 2.14 Tax Treatment.

          (a) The Issuing Entity and the Indenture Trustee, by entering into this Indenture, and the Noteholders and the Note Owners, by acquiring any Note or interest therein, except as otherwise specified in the applicable Indenture Supplement, (i) express their intention that the Notes qualify under applicable tax law as indebtedness secured by the Collateral and (ii) unless otherwise required by appropriate taxing authorities or otherwise specified in an Indenture Supplement, agree to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income, state and local income and franchise taxes, Michigan single business tax, and any other taxes imposed upon, measured by or based upon gross or net income.

          (b) If the Issuing Entity is required to file tax returns, the Servicer shall prepare or cause to be prepared such tax returns and shall provide such tax returns to the Owner Trustee for signature at least five days before such tax returns are due to be filed. The Servicer, in accordance with the applicable terms of each Indenture Supplement, if any, shall also prepare or cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Owner Trustee at least five days prior to the date it is required by law to be distributed to Noteholders. The Owner Trustee, upon request, shall furnish the Servicer with all such information known to the Owner Trustee as may be reasonably required in connection with the preparation of all tax returns of the Issuing Entity, and shall, upon request, execute such returns. In no event shall the Owner Trustee be liable for any liabilities, costs or expenses of the Issuing Entity or any Noteholder arising under any tax law, including United States federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

          SECTION 2.15 Special Terms Applicable to Subsequent Transfers of Certain Notes.

          (a) Certain Series or Classes of Notes may not be registered under the Securities Act or the securities laws of any other jurisdiction. Consequently, such Notes (the "Unregistered Notes") are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein or in the related Indenture Supplement. Unless otherwise provided in the related

Indenture Supplement, no sale, pledge or other transfer of any Unregistered Note (or interest therein) after the date thereof may be made by any Person unless either (i) such sale, pledge or other transfer is made to a "qualified institutional buyer" (as defined under Rule 144A under the Securities Act) or to an institutional investor that is an "accredited investor" (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and, if so requested by the Depositor or the Indenture Trustee, such proposed transferee executes and delivers a certificate, substantially in the form attached hereto as Exhibit A or otherwise in form and substance satisfactory to the Indenture Trustee and the Depositor, (ii) such sale, pledge or other transfer occurs outside of the United States to a non-United States Person in accordance with Regulation S of the Securities Act, or (iii) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case (A) the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Depositor, and (B) the Indenture Trustee shall require a written opinion of counsel (which shall not be at the expense of the Depositor, the Servicer or the Indenture Trustee) satisfactory to the Depositor and the Indenture Trustee to the effect that such transfer will not violate the Securities Act. Neither the Depositor nor the Indenture Trustee shall be obligated to register any Unregistered Notes under the Securities Act, qualify any Unregistered Notes under the securities laws of any state or provide registration rights to any purchaser or holder thereof.

          (b) Unless otherwise provided in the related Indenture Supplement, the Unregistered Notes may not be acquired by or for the account of a Benefit Plan and, by accepting and holding an Unregistered Note, the Holder thereof shall be deemed to have represented and warranted that it is not, nor is it acquiring the Unregistered Note for the account of, (i) a Benefit Plan or (ii) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code (including, without limitation, foreign or governmental plans) if such acquisition would result in a non-exempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to ERISA or Section 4975 of the Code. If requested to do so by the Depositor or the Indenture Trustee, the Holder of an Unregistered Note shall execute and deliver to the Indenture Trustee an Undertaking Letter in the form set forth in Exhibit B.

          (c) Unless otherwise provided in the related Indenture Supplement, Unregistered Notes shall be issued in the form of Definitive Notes, shall be in fully registered form and Sections 2.10, 2.11 and 2.12 of this Indenture shall not apply thereto.

          (d) Each Unregistered Note shall bear legends to the effect set forth in subsections (a) and (b) (if subsection (b) is applicable) above.

          SECTION 2.16 CUSIP Numbers. The Issuing Entity in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption, if any, as a convenience to Holders; provided that such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other indemnification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuing Entity will promptly notify the Indenture Trustee of any change in the "CUSIP" numbers.

          SECTION 2.17 Global Notes; Euro-Note Exchange Date.

          If specified in the related Indenture Supplement for any Series, Notes may be initially issued in the form of a single temporary Global Note (the "Global Note") in bearer form, without interest coupons, in the denomination of the Initial Invested Amount or a portion thereof and substantially in the form attached to the related Indenture Supplement. Unless otherwise specified in the related Indenture Supplement, the provisions of this Section shall apply to such Global Note. The Global Note will be authenticated by the Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Global Note may be exchanged in the manner described in the related Indenture Supplement for Registered Notes or Bearer Notes in definitive form. Except as otherwise specifically provided in the Indenture Supplement, any Notes that are issued in bearer form pursuant to this Indenture shall be issued in accordance with the requirements of section 163(f)(2) of the Code.

          SECTION 2.18 Meetings of Noteholders.

          To the extent provided by the Indenture Supplement for any Series issued in whole or in part in Bearer Notes, the Servicer or the Indenture Trustee may at any time call a meeting of the Noteholders of such Series, to be held at such time and at such place as the Servicer or the Indenture Trustee, as the case may be, determines, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Indenture with respect to such Series or in the Notes of such Series, subject to Article X.

          SECTION 2.19 Uncertificated Classes.

          Notwithstanding anything to the contrary contained in this Article II or in Article XI, unless otherwise specified in any Indenture Supplement, any provisions contained in this Article II and in Article XI relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Notes are not applicable to any uncertificated Notes; provided, however, that, except as otherwise expressly provided in the related Indenture Supplement, any such uncertificated Notes will be issued in "registered form" within the meaning of section 163(f)(1) of the Code.

                                   ARTICLE III
                                    COVENANTS

          SECTION 3.1 Payment of Principal and Interest. The Issuing Entity shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. On each date on which any payments are to be made, the Issuing Entity or the Paying Agent, as applicable, shall cause amounts on deposit in the applicable Note Distribution Account to be paid to the Noteholders in accordance with the terms of the Notes and this Indenture, less amounts properly withheld under the Code or the laws of any applicable foreign jurisdiction by any Person from a payment to any Noteholder of interest and/or principal.

Any amounts so withheld shall be considered as having been paid by the Issuing Entity to such Noteholder for all purposes of this Indenture.

          SECTION 3.2 Maintenance of Agency Office. As long as any of the Notes remains outstanding, unless otherwise specified in the Indenture Supplement, the Issuing Entity shall maintain in the Borough of Manhattan, the City of New York, an office (the "Agency Office"), being an office or agency where Notes may be surrendered to the Issuing Entity for registration of transfer or exchange, and where notices and demands to or upon the Issuing Entity in respect of the Notes and this Indenture may be served. Unless another person shall otherwise be appointed in the Indenture Supplement, the Issuing Entity hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuing Entity shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuing Entity shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuing Entity hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

          SECTION 3.3 Money for Payments to Be Held in Trust.

          (a) All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the applicable Note Distribution Account pursuant to the applicable Indenture Supplement shall be made on behalf of the Issuing Entity by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the applicable Note Distribution Account shall be paid over to the Issuing Entity except as provided in this Section 3.3.

          (b) On or before each date on which payments are to be made or the Redemption Date (if applicable), the Issuing Entity shall deposit or cause to be deposited in the applicable Note Distribution Account aggregate sums sufficient to pay the amounts then becoming due with respect to the Notes, such sums to be held in trust for the benefit of the Persons entitled thereto.

          (c) The Issuing Entity shall cause each Paying Agent, other than the Indenture Trustee, to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent shall:

               (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

               (ii) give the Indenture Trustee notice of any default by the Issuing Entity (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

               (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

               (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent in effect at the time of determination; and

               (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

          (d) The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuing Entity Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          (e) Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid by the Indenture Trustee to the Issuing Entity; or, if so directed by the Administrator, to or at the order of the Depositor; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuing Entity for payment thereof (but only to the extent of the amounts so paid to the Issuing Entity), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Issuing Entity cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuing Entity. The Indenture Trustee may also adopt and employ, at the expense of the Issuing Entity, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

          SECTION 3.4 Existence. The Issuing Entity shall keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuing Entity shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be most effective to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

          SECTION 3.5 Protection of Trust Estate; Acknowledgment of Pledge.

          The Issuing Entity shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, amendments thereto, continuation statements, assignments, certificates, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

               (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof, including by making the necessary filings of financing statements or amendments thereto within sixty days after the occurrence of any of the following: (A) any change in the Issuing Entity's true legal name or any of its trade names, (B) any change in the location of the Issuing Entity's principal place of business, (C) any merger or consolidation or other change in the Issuing Entity's identity, organizational structure or jurisdiction of organization or in which the Issuing Entity is located for purposes of the UCC and (D) any other change or occurrence that would make any financing statement or amendment seriously misleading within the meaning of the UCC;

               (ii) perfect, publish notice of or protect the validity of any grant of a security interest made or to be made by this Indenture;

               (iii) enforce the rights of the Indenture Trustee and the Noteholders in any of the Collateral; or

               (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all Persons and parties, and the Issuing Entity hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 3.5.

          SECTION 3.6 Opinions as to Trust Estate.

          (a) On the Initial Closing Date, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

          (b) On or before March 15 in each calendar year, beginning March 15, 20__, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the lien and security interest created by this Indenture. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 15 in the following calendar year.

          SECTION 3.7 Performance of Obligations; Servicing of Receivables.

          (a) The Issuing Entity shall not take any action and shall use its reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as otherwise expressly provided in this Indenture, the Trust Sale and Servicing Agreement, the Pooling and Servicing Agreement, the Administration Agreement or such other instrument or agreement.

          (b) The Issuing Entity may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee herein or in the Basic Documents or an Officers' Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity. Initially, the Issuing Entity has contracted with the Servicer and the Administrator to assist the Issuing Entity in performing its duties under this Indenture.

          (c) The Issuing Entity shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed under the terms of this Indenture, the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

          (d) If the Issuing Entity shall have knowledge of the occurrence of a Servicing Default under the Trust Sale and Servicing Agreement, the Issuing Entity shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the response or action, if any, the Issuing Entity has taken or is taking with respect of such default. If a Servicing Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Trust Sale and Servicing Agreement or the Pooling and Servicing Agreement with respect to the Receivables in the Accounts in the Pool of Accounts, the Issuing

Entity and the Indenture Trustee shall take all reasonable steps available to them pursuant to the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement to remedy such failure.

          SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuing Entity shall not:

          (a) sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuing Entity, except the Issuing Entity may: (i) collect, liquidate, sell or otherwise dispose of the Trust's interest in Receivables (including Warranty Receivables, Administrative Receivables and Defaulted Receivables), (ii) make cash payments out of the Designated Accounts and the Certificate Distribution Account and (iii) take other actions, in each case as contemplated by the Basic Documents;

          (b) claim any credit on, or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments (including, but not limited to, withholding tax) under the Code or applicable foreign or state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

          (c) voluntarily commence any insolvency, readjustment of debt, marshaling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding-up or liquidation of its affairs or any other event specified in any Issuing Entity Insolvency Event of Default; or

          (d) either (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law or as otherwise contemplated by the Basic Documents) or (iii) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate (other than with respect to any such tax, mechanics' or other lien).

          SECTION 3.9 Annual Statement as to Compliance. The Issuing Entity shall deliver to the Indenture Trustee, on or before March 15 of each year, beginning March 15, 20__ (or, if the Issuing Entity is not required to file periodic reports under the Exchange Act or any other law, on or before April 30 of each calendar year, beginning April 30, 20__), an Officer's Certificate signed by an Authorized Officer, dated as of December 31 of the prior calendar year, stating that:

          (a) a review of the activities of the Issuing Entity during such fiscal year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

          (b) to the best of such Authorized Officer's knowledge, based on such review, the Issuing Entity has fulfilled in all material respects all of its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Authorized Officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Issuing Entity addressed to the Corporate Trust Office of the Indenture Trustee.

          SECTION 3.10 Consolidation, Merger, etc., of Issuing Entity; Disposition of Trust Estate.

          (a) The Issuing Entity shall not consolidate or merge with or into any other Person, unless:

               (i) the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America, or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and timely payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;

               (ii) immediately after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing;

               (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and such Person for each then outstanding Series of Notes;

               (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

               (v) the Issuing Entity shall have delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Issuing Entity, each stating:

                    (A) that such consolidation or merger and such supplemental indenture comply with this Section 3.10;

                    (B) that such consolidation or merger and such supplemental indenture shall have no material adverse tax consequence to the Issuing Entity or any Noteholder or Certificateholder; and

                    (C) that all conditions precedent herein provided for in this Section 3.10 have been complied with, which shall include any filing required by the Exchange Act.

          (b) Except as otherwise expressly permitted by this Indenture or the other Basic Documents, the Issuing Entity shall not sell, convey, exchange, transfer or otherwise dispose of any material portion of the properties and assets included in the Trust Estate to any Person, unless:

               (i) the Person that acquires such properties or assets of the Issuing Entity (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State and (B) by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee:

                         (1) expressly assumes the due and punctual payment of
               the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture (and so long as any Series Enhancement Agreement is in effect, such Series Enhancement Agreements and all related documents) on the part of the Issuing Entity to be performed or observed, all as provided herein;

                         (2) expressly agrees that all right, title and interest
               so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of Noteholders;

                         (3) unless otherwise provided in such supplemental
               indenture, expressly agrees to indemnify, defend and hold harmless the Issuing Entity against and from any loss, liability or expense arising under or related to this Indenture and the Notes; and

                         (4) expressly agrees that such Person (or if a group of
               Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

               (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

               (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and such Person for each then outstanding Series of Notes;

               (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

               (v) the Issuing Entity shall have delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Issuing Entity, each stating that:

                    (A) such sale, conveyance, exchange, transfer or disposition and such supplemental indenture comply with this Section 3.10;

                    (B) such sale, conveyance, exchange, transfer or disposition and such supplemental indenture have no material adverse tax consequence to the Issuing Entity or to any Noteholders or Certificateholders; and

                    (C) that all conditions precedent herein provided for in this Section 3.10 have been complied with, which shall include any filing required by the Exchange Act.

          SECTION 3.11 Successor or Transferee.

          (a) Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein.

          (b) Upon a conveyance or transfer of all the assets and properties of the Issuing Entity pursuant to Section 3.10(b), the Issuing Entity shall be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuing Entity with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuing Entity is to be so released.

          SECTION 3.12 No Other Business. The Issuing Entity shall not engage in any business or activity other than acquiring, holding and managing the Collateral and the proceeds therefrom in the manner contemplated by the Basic Documents, issuing the Notes and the Certificates, making payments on the Notes and the Certificates and such other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto, as set forth in Section 2.3 of the Trust Agreement, including entering into and making payments under any Series Enhancement Agreements.

          SECTION 3.13 No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness for money borrowed other than indebtedness for money borrowed in respect of the Notes or in accordance with the Basic Documents.

          SECTION 3.14 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the other Basic Documents, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

          SECTION 3.15 Servicer's Obligations. The Issuing Entity shall use its best efforts to cause the Servicer to comply with its obligations under Section
3.05 of the Pooling and Servicing Agreement and Sections 4.1 and 4.2 of the Trust Sale and Servicing Agreement.

          SECTION 3.16 Capital Expenditures. The Issuing Entity shall not make any expenditure (whether by long-term or operating lease or otherwise) for capital assets (either real, personal or intangible property) other than the purchase of the Receivables and other property and rights from the Depositor on the Initial Closing Date and from time to time thereafter pursuant to the Trust Sale and Servicing Agreement.

          SECTION 3.17 Removal of Administrator. So long as any Notes are Outstanding, the Issuing Entity shall not remove the Administrator without cause unless the Rating Agency Condition for each series of Notes then outstanding shall have been satisfied in connection with such removal.

          SECTION 3.18 Restricted Payments. Except for payments of principal or interest on or redemption of the Notes, so long as any Notes are Outstanding, the Issuing Entity shall not, directly or indirectly:

          (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise, in each case with respect to any ownership or equity interest or similar security in or of the Issuing Entity or to the Servicer;

          (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security; or

          (c) set aside or otherwise segregate any amounts for any such purpose;

provided, however, that the Issuing Entity may make, or cause to be made, distributions to the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee and the Certificateholders as permitted by, and to the extent funds are available for such purpose under, the Trust Sale and Servicing Agreement, the Trust Agreement or the other Basic Documents. The Issuing Entity shall not, directly or indirectly, make payments to or distributions from the Collection Account or any other Designated Account except in accordance with the Basic Documents.

          SECTION 3.19 Notice of Events of Default. The Issuing Entity agrees to give the Indenture Trustee and the Rating Agencies written notice of each Event of Default hereunder, each Servicing Default, any Insolvency Event with respect to the Depositor, each default on the part of the Depositor or the Servicer of its respective obligations under the Trust Sale and Servicing Agreement and each default on the part of GMAC or the Servicer of its respective obligations under the Pooling and Servicing Agreement, in each case promptly after the discovery thereof by the Issuing Entity.

          SECTION 3.20 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuing Entity shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 3.21 Trustee's Assignment of Interests in Certain Receivables. The Indenture Trustee shall assign, without recourse, representation or warranty, to the Servicer, GMAC or the Depositor, as the case may be, all of the Indenture Trustee's right, title and interest in and to any Receivable assigned by the Issuing Entity to the Servicer, GMAC or the Depositor, as applicable, pursuant to the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement or any Indenture Supplement (in each case, to the extent so assigned and upon the receipt of any related payment, if applicable), such assignment being an assignment outright and not for security; and the Servicer, GMAC or the Depositor, as applicable, shall thereupon own the interest purchased in such Receivable, free of any further obligation to the Indenture Trustee, the Noteholders or the Certificateholders with respect thereto. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce such Receivable, the Indenture Trustee shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Receivable, including bringing suit in the Indenture Trustee's name or the names of the Noteholders or the Certificateholders.

          SECTION 3.22 Representations and Warranties by the Issuing Entity to the Indenture Trustee. The Issuing Entity hereby represents and warrants to the Indenture Trustee as follows:

          (a) Good Title. No interest in any Receivable conveyed to the Issuing Entity has been sold, transferred, assigned or pledged by the Issuing Entity to any Person other than the Indenture Trustee; immediately prior to the conveyance of such Receivables pursuant to this Indenture, the Issuing Entity had good and marketable title thereto, free of any Lien; and, upon execution and delivery of this Indenture by the Issuing Entity, the Indenture Trustee shall have all of the right, title and interest of the Issuing Entity in, to and under such Receivables, free of any Lien; and

          (b) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Indenture Trustee, upon the acquisition by the Issuing Entity of any Eligible Receivable, a first priority perfected security interest in such Eligible Receivable have been made.

          (c) Additional Representations and Warranties. The additional representations and warranties regarding creation, perfection and priority of security interests in the Eligible Receivables, which are attached as Appendix A, are true and correct to the extent they are applicable.

                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

          SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to: (i) rights of registration of transfer and exchange; (ii) substitution of mutilated, destroyed, lost or stolen Notes; (iii) rights of

Noteholders to receive payments of principal thereof and interest thereon; (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13, 3.19 and 3.21; (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Sections 4.2 and 4.4); and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, if:

          (a) either:

               (i) all Notes theretofore authenticated and delivered (other than (A) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

               (ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation:

                    (A) have become due and payable,

                    (B) will be due and payable on their respective Legal Maturity Dates within one year, or

                    (C) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuing Entity, and the Issuing Entity, in the case of (A), (B) or (C) of subsection 4.1(a)(ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire unpaid principal and accrued interest on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due;

          (b) the Issuing Entity has paid or caused to be paid all other sums payable hereunder by the Issuing Entity; and

          (c) the Issuing Entity has delivered to the Indenture Trustee an Officer's Certificate of the Issuing Entity, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 12.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          SECTION 4.2 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture and the applicable provisions of the Trust Sale and Servicing Agreement and the applicable Indenture Supplements to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Trust Sale and Servicing Agreement or by applicable law.

          SECTION 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to each series of Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to all such Notes shall, upon demand of the Issuing Entity, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

                                    ARTICLE V
                              DEFAULT AND REMEDIES

          SECTION 5.1 Events of Default. For the purposes of this Indenture, "Event of Default" wherever used herein, means with respect to any Series, Class, Sub-Class or Tranche, any event designated as such in the Indenture Supplement for such Series, Class, Sub-Class or Tranche of Notes as applying to such Series, Class, Sub-Class or Tranche of Notes, or specified in the form of Note for such Series, Class, Sub-Class or Tranche.

          SECTION 5.2 Acceleration of Maturity; Rescission and Annulment.

          (a) If an Event of Default, other than an Insolvency Event of Default, should occur and is continuing, then either the Indenture Trustee, or the Holders of at least a majority of the Outstanding Amount of the Notes of each affected Series, Class, Sub-Class or Tranche, may declare all the Notes of such Series, Class, Sub-Class or Tranche to be immediately due and payable, by a notice in writing to the Issuing Entity (and to the Indenture Trustee if declared by Noteholders of such Series, Class, Sub-Class or Tranche) setting forth the Event or Events of Default. If an Insolvency Event of Default occurs and is continuing, then the Notes of all Series, Classes, Sub-Classes and Tranches shall be immediately due and payable, and the Indenture Trustee shall give a notice to such effect in writing to the Issuing Entity. Upon any such declaration, the Revolving Period (or, if applicable, any other period of principal payment or accumulation other than an Early Amortization Period) with respect to such Series (or Tranche) shall terminate, an Early Amortization Period shall commence and the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

          (b) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Holders of at least a majority of the Outstanding Amount of the Notes of such Class, Sub-Class, Series or Tranche, by written notice to the Issuing Entity and the Indenture Trustee, may rescind and annul such declaration and its consequences with respect to such Class, Sub-Class, Series or Tranche. No such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto; and provided, further, that if the Indenture Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason, or shall have been determined adversely to the Indenture Trustee, then and in every such case, the Indenture Trustee, the Issuing Entity and the Noteholders, as the case may be, shall be restored to their respective former positions and rights hereunder, and all rights, remedies and powers of the Indenture Trustee, the Issuing Entity and the Noteholders, as the case may be, shall continue as though no such proceedings had been commenced.

          SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

          (a) The Issuing Entity covenants that if (i) default is made in the payment of any interest on any Series, Class, Sub-Class or Tranche of Notes when the same becomes due and payable, and such default continues for the grace period specified in the applicable Indenture Supplement or (ii) default is made in the payment of principal of any Series, Class, Sub-Class or Tranche of Note, if and to the extent not previously paid, when the same becomes due and payable on its Series Legal Maturity Date, the Issuing Entity shall, upon demand of the Indenture Trustee, pay to it, for the ratable benefit of the Holders of the Notes of the affected Series, Class, Sub-Class or Tranche, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest is legally enforceable, interest upon overdue instalments of interest, at the applicable Note Interest Rate borne by the Notes of such Series, Class, Sub-Class or Tranche, and in addition thereto shall pay such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, with all such amounts applied as described in Section 5.4(b).

          (b) If the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity or other obligor upon the Notes of such Series, Class, Sub-Class or Tranche and collect in the manner provided by law out of the property of the Issuing Entity or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

          (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders of the affected Series, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by applicable law.

          (d) If there shall be pending, relative to the Issuing Entity or any other obligor upon the Notes of the affected Series, Class, Sub-Class or Tranche, or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under any Insolvency Law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator, custodian or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Notes of such Series, Class, Sub-Class or Tranche, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture Trustee, irrespective of whether the principal of such Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

               (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes of such Series, Class, Sub-Class or Tranche and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders of such Series, Class, Sub-Class or Tranche allowed in such Proceedings;

               (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes of such Series, Class, Sub-Class or Tranche in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

               (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders of such Series, Class, Sub-Class or Tranche and of the Indenture Trustee on their behalf; and

               (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes of such Series, Class, Sub-Class or Tranche allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property; and

     any trustee, receiver, liquidator, custodian, assignee, sequestrator or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee for application in accordance with the priorities set forth in the Basic Documents, and, if the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

          (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as set forth in Sections 5.4, 5.5 and
5.15 below and as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

          (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes of any Series, Class, Sub-Class or Tranche, may be enforced by the Indenture Trustee without the possession of any of the Notes of such Series, Class, Sub-Class or Tranche or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes of the affected Series, Class, Sub-Class or Tranche as provided herein.

          (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee is a party), the Indenture Trustee shall be deemed to represent all the Holders of the Notes of the affected Series, Class, Sub-Class or Tranche and it shall not be necessary to make any such Noteholder a party to any such Proceedings.

          SECTION 5.4 Remedies; Priorities.

          (a) If an Event of Default shall have occurred and shall be continuing, the Indenture Trustee may (but shall not be required to) do one or more of the following (subject to Section 5.5):

               (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then due and payable on the Notes of the affected Series, Class, Sub-Class or Tranche or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuing Entity and any other obligor upon such Notes monies adjudged due;

               (ii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes of the affected Series, Class, Sub-Class or Tranche;

               (iii) at its own election or at the direction of the Holders of at least a majority of the Outstanding Amount of the Notes of any accelerated Series, Class, Sub-Class or Tranche, institute foreclosure Proceedings from time to time with respect to the portion of the Trust Estate which secures such Notes by causing the Issuing Entity to sell to a Permitted Assignee an amount of Trust Estate (together with their related interest components) equal the Net Invested Amount of the accelerated Series, Class, Sub-Class or Tranche of Notes in accordance with Section 5.15, but only if the Indenture Trustee determines that the proceeds of such sale shall be sufficient to pay principal of and interest on such Notes in full; and

               (iv) at the direction of the Holders of at least 100% of the Outstanding Amount of each Class of the Notes of any accelerated Series, Sub-Class or Tranche or as otherwise required by the related Indenture Supplement, institute foreclosure Proceedings from time to time with respect to the portion of the Trust Estate (together with their related interest components) that secures the related Notes, regardless of the sufficiency of the proceeds thereof, by causing the Issuing Entity to sell to a Permitted Assignee an amount of Trust Estate (together with their related interest components) equal to the Net Invested Amount of the accelerated Series, Class, Sub-Class or Tranche of Notes or such other amount as is required by the related Indenture Supplement, in each case in accordance with Section 5.15 (each of the actions described in this clause
     (iv) and clause (iii) above, being a "Foreclosure Remedy").

In determining such sufficiency or insufficiency with respect to clauses (iii) and (iv) above, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

          (b) Any money or property collected by the Indenture Trustee pursuant to this Article V following the acceleration of the maturities of the Notes of the affected Series, Class, Sub-Class or Tranche pursuant to Section 5.2 (so long as such declaration has not been rescinded or annulled) shall be paid out or treated in the following order:

               (i) FIRST: to the Indenture Trustee for amounts due under Section
     6.7 and the applicable Indenture Supplement and to the Owner Trustee for amounts due under Section 6.9 of the Trust Agreement and Section 7.1 of the Trust Sale and Servicing Agreement;

               (ii) SECOND: as Collections and distributed, together with any amounts then held in the Collection Account, Excess Funding Account, the Cash Collateral Account or any Series Accounts for such Series, Class, Sub-Class or Tranche and any amounts available under the Series Enhancement for such Series, Class, Sub-Class or Tranche, as payments to the Holders of the Notes of such Series, Class, Sub-Class or Tranche and the Series Enhancer for such Series, Class, Sub-Class or Tranche in accordance with the terms of this Indenture, the related Indenture Supplement and the Series Enhancement for such Series, Class, Sub-Class or Tranche. Following the sale of the Collateral (or portion thereof) for a Series, Class, Sub-Class or Tranche and the application of the proceeds of such sale to such Series, Class, Sub-Class or Tranche and the application of the amounts then held in the Collection Account, the Excess Funding Account, the Cash Collateral Account and any Series Accounts for such Series, Class, Sub-Class or Tranche as are allocated to such Series, Class, Sub-Class or Tranche and any amounts available under the Series Enhancement for such Series, Class, Sub-Class or Tranche, such Series, Class, Sub-Class or Tranche shall no longer be entitled to any allocation of Collections or other property constituting the Collateral under this Indenture and the Notes of such Series, Class, Sub-Class or Tranche shall no longer be Outstanding.

          (c) In its exercise of the Foreclosure Remedy pursuant to Section 5.4(a), the Indenture Trustee shall solicit bids from Permitted Assignees for the sale of the Trust Estate (or interests therein) in an amount equal to the Net Invested Amount of the affected Series of Notes at the time of sale or such other amount as is required by the related Indenture Supplement. Before soliciting bids, the Indenture Trustee may request (at the sole cost and expense of the Permitted Assignee) an Opinion of Counsel from each Permitted Assignee to the effect that its purchase of the Trust Estate (or interests therein) shall not cause the Issuing Entity to be treated as an association (or a publicly traded partnership) taxable as a corporation for United States federal income tax purposes, and the Indenture Trustee shall have no obligation to solicit bids from any Permitted Assignee that has not furnished the requested opinion. The Depositor or any of its Affiliates who are Permitted Assignees shall be entitled to participate in, and to receive from the Indenture Trustee a copy of each other bid submitted in connection with, such bidding process; provided that (i) at least one participant other than the Depositor and any of its Affiliates must submit a bona fide offer and (ii) the Depositor and any of its Affiliates are prohibited from bidding an amount which exceeds fair value of such Trust Estate. Subject to Section 5.4(a)(iii) above, the Indenture Trustee must sell such Trust Estate (together with their related interest components) to the bidder with the highest cash purchase offer. The proceeds of any such sale must be applied in accordance with Section 5.4(b).

          SECTION 5.5 Optional Preservation of Trust Estate.

          If the Notes of any Series, Class, Sub-Class or Tranche have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, and the Indenture Trustee has not received direction from the Noteholders pursuant to Section 5.11, the Indenture Trustee may, but need not, elect to maintain possession of all or any portion of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on such affected Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of all or any portion of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

          SECTION 5.6 Limitation on Suits.

          No Noteholder of any Series, Class, Sub-Class or Tranche shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (i) the Holders of at least 25% of the Outstanding Amount of the Notes of each affected Series, Class, Sub-Class or Tranche have made written request to the Indenture Trustee to institute such Proceeding in its own name as Indenture Trustee;

               (ii) such Noteholder or Noteholders has or have previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to the Notes of such Series, Class, Sub-Class or Tranche;

               (iii) such Noteholder or Noteholders has or have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of at least a majority of the Outstanding Amount of the Notes of such Series, Class, Sub-Class or Tranche;

     it being understood and intended that no one or more Noteholders of the affected Series, Class, Sub-Class or Tranche has any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders of such Series, Class, Sub-Class or Tranche or to obtain or to seek to obtain priority or preference over any other Noteholders of such Series, Class, Sub-Class or Tranche or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Noteholders of such Series, Class, Sub-Class or Tranche.

     If the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders of such affected Series, Class, Sub-Class or Tranche, each holding less than a majority of the Outstanding Amount of such Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

          SECTION 5.7 Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, each Noteholder has the absolute and unconditional right to receive payment of the principal of and interest in respect of such Note as such principal and interest become due and payable and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Noteholder.

          SECTION 5.8 Restoration of Rights and Remedies.

          If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

          SECTION 5.9 Rights and Remedies Cumulative.

          No right, remedy, power or privilege herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right, remedy, power or privilege, and every right, remedy, power or privilege is, to the extent permitted by law, cumulative and in addition to every other right, remedy, power or privilege given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy shall not preclude any other further assertion or the exercise of any other appropriate right or remedy.

          SECTION 5.10 Delay or Omission Not Waiver.

          No failure to exercise and no delay in exercising, on the part of the Indenture Trustee or of any Noteholder or other Person, any right or remedy occurring hereunder upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver thereof of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

          SECTION 5.11 Rights of Noteholders to Direct Indenture Trustee.

          Holders of at least a majority of the Outstanding Amount of the Notes of any affected Series, Class, Sub-Class or Tranche has the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes of such Series, Class, Sub-Class or Tranche or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, Class, Sub-Class or Tranche; provided, however, that subject to Section 6.01:

          (a) the Indenture Trustee has the right to decline any such direction if the Indenture Trustee, after being advised by counsel, determines that the action so directed is in conflict with any rule of law or with this Indenture;

          (b) subject to the express terms of Section 5.4, any direction given to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes of such Series, Class, Sub-Class or Tranche;

          (c) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to Section 5.5, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

          (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might cause it to incur any liability (y) with respect to which the Indenture

Trustee shall have reasonable grounds to believe that adequate indemnity against such liability is not assured to it and (z) which might materially adversely affect the rights of any Noteholders not consenting to such action.

          SECTION 5.12 Waiver of Past Defaults.

          Prior to the declaration of the acceleration of the maturity of the Notes of the affected Series, Class, Sub-Class or Tranche as provided in Section 5.2, Holders of at least a majority of the Outstanding Amount of the Notes of such Series, Class, Sub-Class or Tranche may, on behalf of all such Noteholders of such Series, Class, Sub-Class or Tranche waive in writing any past Default or Event of Default and its consequences with respect to such Notes and its consequences, except a Default:

               (i) in the payment of the principal or interest in respect of any Note of such Series, Class, Sub-Class or Tranche, or

               (ii) in respect of a covenant or provision hereof that under
     Section 10.2 cannot be modified or amended without the consent of the Noteholder of each Outstanding Note of such Series, Class, Sub-Class or Tranche.

     In the case of any such waiver, the Issuing Entity, the Indenture Trustee and such Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and shall be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. After a declaration of acceleration, only waivers pursuant to Section 5.2 are permitted.

          SECTION 5.13 Undertaking for Costs.

          All parties to this Indenture agree, and each Noteholder by its acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to:

          (a) any Proceeding instituted by the Indenture Trustee;

          (b) any Proceeding instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes of the affected Series, Class, Sub-Class or Tranche; or

          (c) any Proceeding instituted by any Noteholder for the enforcement of the payment of the principal or interest in respect of any Note on or after the respective due dates expressed in such Note and in this Indenture or the related Indenture Supplement (or, in the case of redemption, on or after the applicable Redemption Date).

          SECTION 5.14 Waiver of Stay or Extension Laws.

          The Issuing Entity covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may adversely affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.15 Sale of the Trust Estate.

          (a) The method, manner, time, place and terms of any sale of Receivables (or interest therein) pursuant to Section 5.4(a) must be commercially reasonable. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any sale.

          (b) The Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuing Entity in connection with any sale of Receivables pursuant to Section 5.4(a)(iii) and (iv). No purchaser or transferee at any such sale is required to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies. Any funds collected shall be applied first in accordance with Section 5.4(a) and second in accordance with the applicable Indenture Supplement.

          SECTION 5.16 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee shall be applied first as specified in accordance with Section 5.4(a), and second as specified in the applicable Indenture Supplement.

          SECTION 5.17 Performance and Enforcement of Certain Obligations.

          (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuing Entity agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor and the Servicer of their respective obligations to the Issuing Entity under or in connection with the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement or by the Seller of its obligations under or in connection with the Pooling and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity under or in connection with the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor or the Servicer of each of their obligations under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement.

          (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of at least 66-2/3% of the Outstanding Amount of each Series, Class, Sub-Class or Tranche of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuing Entity against the Depositor or the Servicer under or in connection with the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Depositor or the Servicer of each of their obligations to the Issuing Entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Trust Sale and Servicing Agreement, and any right of the Issuing Entity to take such action shall be suspended.

          (c) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuing Entity agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer of each of their obligations to the Depositor under or in connection with the Pooling and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity under or in connection with the Pooling and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller and the Servicer of each of their obligations under the Pooling and Servicing Agreement.

          (d) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of at least 66-2/3% of the Outstanding Amount of each Series, Class, Sub-Class or Tranche of Notes shall, exercise all rights, remedies, powers, privileges and claims of the Depositor against the Seller and the Servicer under or in connection with the Pooling and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller and the Servicer of each of their obligations to the Depositor thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Pooling and Servicing Agreement, and any right of the Depositor to take such action shall be suspended.

                                   ARTICLE VI
                              THE INDENTURE TRUSTEE

          SECTION 6.1 Duties of Indenture Trustee.

          (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs, including without limitation, continuing to hold the Trust Estate and receive collections on the Receivables included therein and provided in the Trust Sale and Servicing Agreement.

          (b) Except during the continuance of an Event of Default:

               (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Trust Sale and Servicing Agreement and no implied covenants or obligations shall be read into this Indenture or the Trust Sale and Servicing Agreement against the Indenture Trustee; and

               (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

          (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

               (i) this Section 6.1(c) does not limit the effect of Section 6.1(b);

               (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

          (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuing Entity.

          (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Trust Sale and Servicing Agreement or the Trust Agreement.

          (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (g) Every provision of this Indenture relating to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.

          SECTION 6.2 Rights of Indenture Trustee.

          (a) The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate from the Issuing Entity or an Opinion of Counsel that such action or omission is required or permitted hereunder. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

          (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

          (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

          (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its direction, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (h) The Indenture Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture.

          (i) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder.

          SECTION 6.3 Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity, the Servicer or any of their respective Affiliates with the same rights it would have if it were not Indenture Trustee; provided, however, that the Indenture Trustee shall comply with Sections 6.10 and 6.11. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.

          SECTION 6.4 Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuing Entity's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

          SECTION 6.5 Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

          SECTION 6.6 Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder the information and documents set forth in Article VII, and, in addition, all such information with respect to the Notes as may be required by the terms of the Trust Sale and Servicing Agreement to be provided to Holders by the Indenture Trustee to enable such Holder to prepare its federal and state income tax returns.

          SECTION 6.7 Compensation; Indemnity.

          (a) The Issuing Entity shall cause the Servicer pursuant to Section
3.03 of the Pooling and Servicing Agreement to pay to the Indenture Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuing Entity shall cause the Servicer pursuant to Section 3.03 of the Pooling and Servicing Agreement to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuing Entity shall cause the Servicer pursuant to the Trust Sale and Servicing Agreement to indemnify the Indenture Trustee in accordance with Section 7.1 of the Trust Sale and Servicing Agreement.

          (b) The Issuing Entity's obligation to cause the Servicer to honor the Issuing Entity's obligations to the Indenture Trustee specified in Section 6.7(a) shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in any Insolvency Event of Default with respect to the Issuing Entity, if the Servicer has failed to honor such obligation the expenses are intended to constitute expenses of administration under any Insolvency Law.

          SECTION 6.8 Replacement of Indenture Trustee.

          (a) The Indenture Trustee may at any time give notice of its intent to resign by so notifying the Issuing Entity; provided, however, that no such resignation shall become effective and the Indenture Trustee shall not resign prior to the time set forth in Section 6.8(c). The Holders of a majority of the Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. Such resignation or removal shall become effective in accordance with Section 6.8(c). The Issuing Entity shall remove the Indenture Trustee if:

               (i) the Indenture Trustee fails to comply with Section 6.11;

               (ii) the Indenture Trustee is adjudged bankrupt or insolvent;

               (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

               (iv) the Indenture Trustee otherwise becomes incapable of acting.

          (b) If the Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuing Entity shall promptly appoint and designate a successor Indenture Trustee.

          (c) A successor Indenture Trustee shall deliver a written acceptance of its appointment and designation to the retiring Indenture Trustee and to the Issuing Entity. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

          (d) If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee gives notice of its intent to resign or is removed, the retiring Indenture Trustee, the Issuing Entity or the Holders of a majority of the Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment and designation of a successor Indenture Trustee.

          (e) If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

          (f) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the Issuing Entity's obligations under Section 6.7 and the Servicer's corresponding obligations under the Trust Sale and Servicing Agreement shall continue for the benefit of the retiring Indenture Trustee.

          SECTION 6.9 Merger or Consolidation of Indenture Trustee.

          (a) Any corporation into which the Indenture Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee under this Indenture; provided, however, that such corporation shall be eligible under the provisions of Section 6.11, without the execution or filing of any instrument or any further act on the part of any of the parties to this Indenture, anything in this Indenture to the contrary notwithstanding.

          (b) If at the time such successor or successors by merger or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee. In all such cases such certificate of authentication shall have the same full force as is provided anywhere in the Notes or herein with respect to the certificate of authentication of the Indenture Trustee.

          SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

          (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Issuing Entity or any Dealer may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons approved by the Indenture Trustee to act as a co-trustee or co-trustees, jointly with the Indenture Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and (only to the extent expressly provided herein) the Certificateholders, such title to the Issuing Entity, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Issuing Entity or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

          (d) Any separate trustee or co-trustee may at any time appoint the Indenture Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the

Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a) and Section 26(a) of the Investment Company Act. The Indenture Trustee shall have a combined capital and surplus, and an aggregate capital, surplus and undivided profits, of at least $50,000,000 as set forth in its most recent published annual report of condition and (unless waived by Moody's) it shall have a long term unsecured debt rating of Baa3 or better by Moody's. The Indenture Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 6.12 Preferential Collection of Claims Against Issuing Entity. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

          SECTION 6.13 Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants as of the Closing Date that:

          (a) the Indenture Trustee is a national banking association and the eligibility requirements set forth in Section 6.11 are satisfied with respect to the Indenture Trustee;

          (b) the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

          (c) the execution, delivery and performance by the Indenture Trustee of this Indenture (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or Governmental Authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Indenture Trustee or
(iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Estate pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Indenture Trustee's performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;

          (d) the execution, delivery and performance by the Indenture Trustee of this Indenture shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority or agency regulating the banking and corporate trust activities of the Indenture Trustee; and

          (e) this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.

          SECTION 6.14 Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and (only to the extent expressly provided herein) the Certificateholders in respect of which such judgment has been obtained.

          SECTION 6.15 Suit for Enforcement. If an Event of Default shall occur and be continuing, the Indenture Trustee, in its discretion may, subject to the provisions of Section 6.1, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by a Proceeding whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Indenture Trustee, being advised by counsel, shall deem necessary to protect and enforce any of the rights of the Indenture Trustee or the Noteholders.

          SECTION 6.16 Rights of Noteholders to Direct Indenture Trustee. Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes shall have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided, however, that subject to Section 6.1, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken, or if the Indenture Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Noteholders not parties to such direction; and provided, further, that nothing in this Indenture shall impair the right of the Indenture Trustee to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction by the Noteholders.

          SECTION 6.17 Notice of Early Amortization Event, Events of Default or Servicing Default. Upon the occurrence of any Early Amortization Event, Event of Default or Servicing Default of which a Trustee Officer has actual knowledge or has received notice thereof, the Indenture Trustee shall give notice to all Noteholders, as their names and addresses appear on the Note Register and the Rating Agencies, of such Early Amortization Event, Event of Default or Servicing Default known to the Indenture Trustee within 30 days after it occurs or within ten Business Days after the Indenture Trustee receives such notice or obtains actual notice, if later. For all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default, Early Amortization Event or Servicing Default unless a Trustee Officer assigned to and working in the Corporate Trust Office of the Indenture Trustee has actual knowledge thereof or has received written notice thereof. For purposes of determining the Indenture Trustee's responsibility and liability hereunder, any reference to an Event of Default, Early Amortization Event or Servicing Default is to be construed to refer only to such event of which the Indenture Trustee is deemed to have notice as described in this Section.

          SECTION 6.18 Not Responsible for Recitals or Issuance of Notes.

          The recitals contained herein and in the Notes, except the certificate of authentication of the Indenture Trustee, shall be deemed to be the statements of the Issuing Entity, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of the Agreement, the Notes, or any related document. The Indenture Trustee is not accountable for the use or application by the Issuing Entity of the proceeds from the Notes.

          SECTION 6.19 Money Held in Trust.

          Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds held by the Indenture Trustee in trust hereunder except to the extent required herein or required by law. The Indenture Trustee shall have no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing by the Indenture Trustee and the Issuing Entity.

                                   ARTICLE VII
                         NOTEHOLDERS' LISTS AND REPORTS

          SECTION 7.1 Issuing Entity To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuing Entity shall furnish or cause to be furnished by the Servicer to the Indenture Trustee (a) not more than five days before each date on which payments are to be made, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the close of business on the related Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 14 days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

          SECTION 7.2 Preservation of Information, Communications to
Noteholders.

          (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

          (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

          (c) The Issuing Entity, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

          SECTION 7.3 Reports by Issuing Entity.

          (a) The Issuing Entity shall:

               (i) file with the Indenture Trustee, within 15 days after the Issuing Entity is required to file the same with the Commission or any applicable state agencies, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuing Entity may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or any applicable state agencies pursuant to comparable regulation;

               (ii) file with the Indenture Trustee and the Commission or any applicable state agencies in accordance with rules and regulations prescribed from time to time by the Commission or any applicable state agencies such additional information, documents and reports with respect to compliance by the Issuing Entity with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to clauses (i) and (ii) of this
     Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission or any applicable state agencies.

          (b) Unless the Issuing Entity otherwise determines, the fiscal year of the Issuing Entity shall end on December 31 of such year.

          SECTION 7.4 Reports by Indenture Trustee.

          (a) If required by TIA Section 313(a), within 60 days after each [_______] 15, beginning with [_______] 15, 20__, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b). A copy of any report delivered pursuant to this Section 7.4(a) shall, at the time of its mailing to Noteholders, be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuing Entity shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

          (b) On each Distribution Date, the Indenture Trustee shall include with each payment to each Noteholder a copy of the statement for the Collection Period or Periods applicable to such Distribution Date as required pursuant to the related Indenture Supplement.

          SECTION 7.5 Distributions and Reports to Noteholders. Distributions must be made to, and reports provided to, Noteholders as set forth in the related Indenture Supplement.

The identity of the Noteholders with respect to distributions and reports shall be determined as of the Record Date immediately preceding the related Distribution Date.

          SECTION 7.6 Notice by Publication. In addition to notices required to be given in any other manner hereunder, all notices required to be given to the Noteholders shall be effected by publication at least once, if any Notes are listed on a stock exchange and the rules of such stock exchange so require, in a publication meeting the requirements of such stock exchange.

                                  ARTICLE VIII
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

          SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture, the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

          SECTION 8.2 Rights of Noteholders. The Notes represent obligations of the Issuing Entity secured by fractional undivided interests in the Nonoverconcentration Interest or the Overconcentration Interest, as applicable, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Indenture Supplement, (i) the portion of Collections allocable to and pledged for the benefit of the Noteholders of such Series pursuant to this Indenture and the related Indenture Supplement, (ii) funds and other property credited to the Collection Account, the Excess Funding Account and the Cash Collateral Account allocable to and pledged for the benefit of the Noteholders of such Series pursuant to this Indenture and such Indenture Supplement, (iii) funds and other property credited to any related Series Account and (iv) funds available pursuant to any related Series Enhancement (such security collectively, with respect to all Series, the "Noteholders' Collateral"). Except as specifically set forth in the related Indenture Supplement, the Notes of any Series or Class shall not be secured by any interest in any Series Account or Series Enhancement pledged for the benefit of the Noteholders of any other Series or Class.

          SECTION 8.3 Establishment of Collection Account, Excess Funding Account and Cash Collateral Account; Certain Matters Relating to Designated Accounts.

          (a) Collection Account. The Indenture Trustee, for the benefit of the Noteholders and any Series Enhancers, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Issuing Entity, an Eligible

Deposit Account bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders and any Series Enhancers (the "Collection Account"). The Indenture Trustee shall possess all right, title and interest in all Eligible Investments and all monies, cash, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Collection Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Noteholders and any Series Enhancers. Except as expressly provided in this Indenture, the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Collection Account for any amount owed to it by the Indenture Trustee, the Issuing Entity, any Noteholder or any Series Enhancer. Pursuant to the authority granted to the Servicer in Section 3.02 of the Pooling and Servicing Agreement, the Servicer has the power, revocable by the Indenture Trustee, to make withdrawals and payments from the Collection Account and to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer's or the Indenture Trustee's duties under the Trust Sale and Servicing Agreement and hereunder, as applicable. Investments of funds representing Collections collected during any Collection Period shall be invested in Eligible Investments. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be treated as Aggregate Dealer Interest Collections with respect to the related Collection Period, except as otherwise specified in the related Indenture Supplement.

          (b) Excess Funding Account. The Indenture Trustee, for the benefit of the Noteholders of any Nonoverconcentration Series and any Series Enhancers of any Nonoverconcentration Series, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Issuing Entity, an Eligible Deposit Account bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders of any Nonoverconcentration Series and any Series Enhancers of any Nonoverconcentration Series (the "Excess Funding Account"). The Indenture Trustee shall possess all right, title and interest in all Eligible Investments and all monies, instruments, securities, securities entitlement, documents, certificates of deposit and other property from time to time on deposit in or credited to the Excess Funding Account and in all interest, proceeds, earnings, income and revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Noteholders of any Nonoverconcentration Series and any Series Enhancers of any Nonoverconcentration Series. Except as expressly provided in this Indenture, the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Excess Funding Account for any amount owed to it by the Indenture Trustee, the Issuing Entity, any Noteholder or any Series Enhancer. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be treated as Nonoverconcentration Interest Collections with respect to the related Collection Period, except as otherwise specified in the related Indenture Supplement.

     Funds on deposit in the Excess Funding Account on any Distribution Date shall be invested in Eligible Investments.

     On any Business Day on which the Adjusted Nonoverconcentration Pool Balance (determined without giving effect to the provisos in the definitions of Maximum Dealer Exposure Percentage and Maximum Used Vehicle Percentage) on that Business Day (determined after giving effect to any Principal Receivables that shall be transferred to the Issuing Entity on such date or, with respect to any Determination Date, on the immediately succeeding Distribution Date) is lower than the Required Nonoverconcentration Pool Balance on that Business Day, the Depositor shall instruct the Servicer to deposit funds, otherwise allocable to the holders of the Certificate Interest from amounts available from the Nonoverconcentration Interest and, if the Adjusted Overconcentration Pool Balance is not less than the Required Overconcentration Pool Balance, from amounts available from the Overconcentration Interest, into the Excess Funding Account up to the amount of such deficiency. In addition, the holders of the Certificate Interest may transfer additional funds into the Excess Funding Account to make up for such deficiencies. On each Business Day on which funds are on deposit in the Excess Funding Account, the Servicer shall determine the amount, if any, by which the Adjusted Nonoverconcentration Pool Balance (determined without giving effect to the provisos in the definitions of Maximum Dealer Exposure Percentage and Maximum Used Vehicle Percentage) on such Business Day (determined after giving effect to any Principal Receivables that shall be transferred to the Issuing Entity on such date or, with respect to any Determination Date, on the immediately succeeding Distribution Date) exceeds the Required Nonoverconcentration Pool Balance on such Business Day and shall instruct the Indenture Trustee to withdraw any such excess from the Excess Funding Account and distribute such excess to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement.

     Funds on deposit in the Excess Funding Account shall be made available as Shared Principal Collections to any Nonoverconcentration Series to the extent provided in the related Indenture Supplement. Such funds shall be deposited into the Note Distribution Account or other Series Account for such Nonoverconcentration Series, in accordance with the terms of the related Indenture Supplement.

          (c) Cash Collateral Account. The Indenture Trustee, for the benefit of the Noteholders of any Overconcentration Series and any Series Enhancers of any Overconcentration Series, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Issuing Entity, an Eligible Deposit Account bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders of any Overconcentration Series and any Series Enhancers of any Overconcentration Series (the "Cash Collateral Account"). The Indenture Trustee shall possess all right, title and interest in all Eligible Investments and all monies, instruments, securities, securities entitlement, documents, certificates of deposit and other property from time to time on deposit in or credited to the Cash Collateral Account and in all interest, proceeds, earnings, income and revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Noteholders of any Overconcentration Series and any Series Enhancers of any Overconcentration Series. Except as expressly provided in this Indenture, the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Cash Collateral Account for any amount owed to it by the Indenture Trustee, the Issuing Entity, any Noteholder or any Series Enhancer. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Cash Collateral Account shall be treated as Overconcentration Interest Collections with respect to the related Collection Period, except as otherwise specified in the related Indenture Supplement.

     Funds on deposit in the Cash Collateral Account on any Distribution Date shall be invested in Eligible Investments.

     On any Business Day on which the Adjusted Overconcentration Pool Balance on that Business Day (determined after giving effect to any Principal Receivables that shall be transferred to the Issuing Entity on such date or, with respect to any Determination Date, on the immediately succeeding Distribution Date) is lower than the Required Overconcentration Pool Balance on that Business Day, the Depositor shall instruct the Servicer to deposit funds, otherwise allocable to the holders of the Certificate Interest from amounts available from the Overconcentration Interest and, if the Adjusted Nonoverconcentration Pool Balance (determined without giving effect to the provisos in the definitions of Maximum Dealer Exposure Percentage and Maximum Used Vehicle Percentage) is not less than the Required Nonoverconcentration Pool Balance, from amounts available from the Nonoverconcentration Interest, into the Cash Collateral Account up to the amount of such deficiency. In addition, the holders of the Certificate Interest may transfer additional funds into the Cash Collateral Account to make up for such deficiencies. On each Business Day on which funds are on deposit in the Cash Collateral Account, the Servicer shall determine the amount, if any, by which the Adjusted Overconcentration Pool Balance on such Business Day (determined after giving effect to any Principal Receivables that shall be transferred to the Issuing Entity on such date or, with respect to any Determination Date, on the immediately succeeding Distribution Date) exceeds the Required Overconcentration Pool Balance on such Business Day and shall instruct the Indenture Trustee to withdraw any such excess from the Cash Collateral Account and distribute such excess to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement.

     Funds on deposit in the Cash Collateral Account shall be made available as Shared Principal Collections to any Overconcentration Series to the extent provided in the related Indenture Supplement. Such funds shall be deposited into the Note Distribution Account or other Series Account for such Overconcentration Series in accordance with the terms of the related Indenture Supplement.

          (d) Account Holder. Each of the Designated Accounts shall be initially established with the Indenture Trustee, who shall be the initial Account Holder.

               (i) At any time after the Initial Closing Date, the Servicer, upon thirty (30) days prior written notice to the Account Holder, shall have the right to instruct an Account Holder to transfer any or all of the Designated Accounts to another Eligible Institution designated by the Servicer in such notice. No Designated Account shall be maintained with an Account Holder if the short-term unsecured debt obligations of such

     Account Holder cease to have the Required Deposit Rating (except that any Designated Account may be maintained with an Account Holder even if the short-term unsecured debt obligations of such Account Holder do not have the Required Deposit Rating, if such Account Holder maintains such Designated Account as a segregated account in its corporate trust department and the credit rating assigned by each Rating Agency to any of the securities issued by such Account Holder signifies investment grade). Should an Account Holder no longer satisfy the requirements in the preceding sentence with respect to any Designated Account, then the Servicer shall, within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency shall consent), with the Account Holder's assistance as necessary, cause each affected Designated Account (A) to be moved to an Account Holder that is an Eligible Institution with the Required Deposit Rating or (B) to be moved to a segregated account in the corporate trust department of the Account Holder provided that the credit rating assigned by each Rating Agency to any of the securities issued by such Account Holder signifies investment grade. All amounts held in Designated Accounts (other than any Designated Account with respect to a series of Notes specified otherwise in the Indenture Supplement with respect to such series of Notes) (including amounts, if any, which the Servicer is required to remit daily to the Collection Account pursuant to Section 8.3) shall, to the extent permitted by applicable laws, rules and regulations, be invested, at the written direction of the Servicer (provided, however, with respect to a series of Notes, the Indenture Supplement with respect to such series of Notes may provide that under specified conditions a person other than the Servicer shall direct the investment of funds in deposit in the Designated Accounts with respect to such series of Notes on the terms set forth in such Indenture Supplement), by such Account Holder in Eligible Investments. Such written direction shall constitute certification by the Servicer that any such investment is authorized by this Section 8.3. Each Account Holder holding a Designated Account as provided in this Section 8.3(d)(i), shall be a "Securities Intermediary." If a Securities Intermediary shall be a Person other than the Indenture Trustee, the Servicer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 8.3 and an Opinion of Counsel that such Person can perform such Obligations.

               (ii) With respect to the Designated Account Property, the Account Holder agrees, by its acceptance hereof, that:

                    (A) Any Designated Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts. The Designated Accounts are accounts to which Financial Assets shall be credited.

                    (B) All securities or other property underlying any Financial Assets credited to the Designated Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case shall any Financial Asset credited to any of the Designated Accounts be registered in the name of the Issuing Entity, the Servicer or the Depositor, payable to the order of the Issuing Entity, the Servicer or the Depositor or specially indorsed to the Issuing Entity, the Servicer or the Depositor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

                    (C) All property delivered to the Securities Intermediary pursuant to this Agreement shall be credited upon receipt of such property to the appropriate Designated Account.

                    (D) Each item of property (whether investments, investment property, Financial Asset, security, instrument or cash) credited to a Designated Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the New York UCC.

                    (E) If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Designated Accounts, the Securities Intermediary shall comply with such order without further consent by the Trust, the Servicer, the Depositor or any other Person.

                    (F) The Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction and the Designated Accounts (as well as the Security Entitlements related thereto) shall be governed by the laws of the State of New York.

                    (G) The Securities Intermediary has not entered into, and until the termination of this Agreement shall not enter into, any agreement with any other Person relating to the Designated Accounts and/or any Financial Assets or other property credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Agreement shall not enter into, any agreement with the Issuing Entity, the Depositor, the Servicer, the Account Holder or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 8.3(d)(ii)(E) hereof.

                    (H) Except for the claims and interest of the Indenture Trustee in the Designated Accounts, the Securities Intermediary has no knowledge of claims to, or interests in, the Designated Accounts or in any Financial Asset credited thereto. If any other Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Designated Accounts or in any Financial Asset carried therein, the Securities Intermediary shall promptly notify the Indenture Trustee, the Servicer and the Issuing Entity thereof.

                    (I) The Securities Intermediary shall promptly send copies of all statements, confirmations and other correspondence concerning the Designated Accounts and/or any Designated Account Property simultaneously to each of the Servicer and the Indenture Trustee, at the addresses set forth in Appendix B to the Trust Sale and Servicing Agreement.

                    (J) The Account Holder shall maintain each item of Designated Account Property in the particular Designated Account to which such item originated and shall not commingle items from different Designated Accounts.

                    (K) The Servicer or other Person directing the investment of funds in the Designated Accounts shall not direct the Indenture Trustee to:

                         (1) invest in any Physical Property, any Uncertificated
               Security that is not a Federal Book-Entry Security or any Certificated Security unless the Indenture Trustee takes Delivery of such item; or

                         (2) invest in any Security Entitlement or Federal
               Book-Entry Security unless the Indenture Trustee obtains Control over such investment.

               (iii) The Servicer shall not direct the Account Holder to make any investment of any funds or to sell any investment held in any of the Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Account Holder to make any such investment or sale, if requested by the Account Holder, the Servicer shall deliver to the Account Holder an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

          (e) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Designated Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

          (f) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Designated Accounts to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Servicer and the Indenture Trustee) on any Business Day or (ii) an Event of Default shall have occurred and be continuing with respect to a series of Notes but the Notes shall not have been declared due and payable pursuant to
Section 5.2, or, if such series of Notes shall have been declared due and payable following an Event of Default, but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Designated Accounts in one or more Eligible Investments selected by the Indenture Trustee.

          (g) The Indenture Trustee, the Owner Trustee, the Securities Intermediary, each Account Holder and each other Eligible Deposit Institution with whom a Designated Account is maintained waives any right of set-off, counterclaim, security interest or bankers' lien to which it might otherwise be entitled.

          SECTION 8.4 Allocations, Deposits and Collections.

          (a) Allocations.

               (i) Calculations. On each Business Day, the Servicer shall calculate the Pool Balance, the Adjusted Pool Balance, the Nonoverconcentration Pool Balance, the Adjusted Nonoverconcentration Pool Balance, the Required Nonoverconcentration Pool Balance, the Overconcentration Pool Balance, the Adjusted Overconcentration Pool Balance, the Required Overconcentration Pool Balance and each of the other amounts and percentages required to make the allocations, deposits and distributions required on that day in accordance with the Basic Documents.

               (ii) Allocation of Collections and Defaulted Amounts among
     Series.

                         (1) Allocation of Interest Collections and Defaulted
               Amounts. On each Determination Date, the Servicer shall allocate Nonoverconcentration Interest Collections, Overconcentration Interest Collections, Nonoverconcentration Defaulted Amounts and Overconcentration Defaulted Amounts for the related Collection Period to each Series as specified in the related Indenture Supplement. Any Nonoverconcentration Interest Collections, Overconcentration Interest Collections, Nonoverconcentration Defaulted Amounts and Overconcentration Defaulted Amounts for the related Collection Period remaining after such allocations shall be distributed to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement, or if there is only one Certificateholder, at the written direction of such Certificateholder.

                         (2) Allocation of Principal Collections. On each
               Business Day, the Servicer shall allocate Nonoverconcentration Principal Collections and Overconcentration Principal Collections for that day to each Series as specified in the related Indenture Supplement. Any Nonoverconcentration Principal Collections and Overconcentration Principal Collections for that day remaining after such allocations shall be distributed to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement.

                         (3) Nonoverconcentration Interest Collections,
               Overconcentration Interest Collections, Nonoverconcentration Principal Collections and Overconcentration Principal Collections allocated to any Series or the Certificate Interest shall not be available to the Noteholders of any other Series, the Series Enhancers, the holders of the Certificate

               Interest or any other person or interest, except to the extent expressly provided in this Indenture or the related Indenture Supplement.

               (iii) Allocation of Collections and Defaulted Amounts within a Series. Allocations of Nonoverconcentration Interest Collections, Overconcentration Interest Collections, Nonoverconcentration Principal Collections, Overconcentration Principal Collections, Nonoverconcentration Defaulted Amount and Overconcentration Defaulted Amount allocated to a Series shall be further allocated and applied as specified in the related Indenture Supplement.

          (b) Net Deposits. The Servicer, the Depositor, the Indenture Trustee and the Owner Trustee may make any remittances pursuant to this Article VIII and any Indenture Supplement net of amounts to be distributed by the applicable recipient to such remitting party. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

          (c) Collections.

               (i) Except as otherwise provided in subsection (ii), the Servicer shall deposit Collections into the Collection Account as promptly as possible after the date such Collections are processed by the Servicer, but in no event later than the second Business Day after such processing date.

               (ii) Notwithstanding anything in this Agreement to the contrary, for so long as

                    (A) GMAC is the Servicer,

                    (B) no Servicing Default has occurred and is continuing,

                    (C) one of the following:

                         (1) GMAC maintains a short-term rating of at least A-1
               by Standard & Poor's, P-1 by Moody's and F1 by Fitch,

                         (2) GMAC arranges for and maintains a letter of credit
               or other form of Series Enhancement Agreement in respect of the Servicer's obligations to make deposits of Collections in the Collection Account that is acceptable in form and substance to each Rating Agency or

                         (3) GMAC otherwise obtains the confirmation from each
               Rating Agency that the failure by GMAC to make daily deposits shall not result in a downgrade, suspension or withdrawal of the rating of any outstanding Series or class of Notes with respect to which it is a Rating Agency, and

                    (D) no Daily Remittance Period specified in any Indenture Supplement is in effect

(each of clause (A), (B), (C) and (D), a "Monthly Remittance Condition"), then, subject to any limitations in the confirmations described in clause (c)(3) above, if then applicable, the Servicer need not deposit Aggregate Dealer Principal Collections and Aggregate Dealer Interest Collections into the Collection Account on a daily basis during a Collection Period or make the deposits on any dates during such Collection Period otherwise specified in Sections 2.1(d), 2.6(b) and 2.7(c)(iii) of the Trust Sale and Servicing Agreement, but may make a single deposit into the Collection Account in same-day or next-day funds not later than 12:00 noon, New York City time, on the Business Day immediately preceding the related Distribution Date (or, with the consent of the Indenture Trustee, in same day funds not later than 10:00 a.m., New York City time, on a Distribution Date) in a net amount equal to the amount which would have been on deposit in the Collection Account on such Distribution Date; provided, however, that the amount as of the last day of any Collection Period required to be deposited into the Excess Funding Account or the Cash Collateral Account shall be deposited into the Collection Account (to the extent not already on deposit therein) no later than the second Business Day of the following Collection Period. If and so long as a Monthly Remittance Condition ceases to be satisfied, the Servicer shall commence, if not already doing so, making deposits in accordance with subsection (i) no later than the first day of the first Collection Period that begins at least two Business Days after the day on which such Monthly Remittance Condition ceases to be satisfied.

          SECTION 8.5 Interest Reallocation Groups; Excess Interest Sharing Groups; Principal Sharing Groups.

          (a) Interest Reallocation Groups. Interest Collections and other amounts specified in the Indenture Supplement for each Series in a particular Interest Reallocation Group shall be reallocated to cover interest and expenses related to such Series as specified in such Indenture Supplement. The reallocation provisions of the Indenture Supplement for each Series in the same Interest Reallocation Group are required to be identical in all material respects.

          (b) Excess Interest Sharing Groups. With respect to each Distribution Date, (i) the Servicer shall allocate Excess Interest Collections to each Excess Interest Sharing Series in a particular Excess Interest Sharing Group, pro rata, in proportion to the Interest Collections Shortfalls, if any, with respect to each such Series and (ii) the Servicer shall deduct from the allocated Interest Collections available for deposit into the Collection Account on or before such Distribution Date an amount equal to the excess, if any, of (A) the aggregate Excess Interest Collections for all such Series for such Distribution Date, over
(B) the aggregate Interest Collections Shortfalls for all such Series for such Distribution Date and shall distribute such excess to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement.

          (c) Principal Sharing Groups. With respect to each Distribution Date,
(i) the Servicer shall allocate Shared Principal Collections to each Principal Sharing Series in a particular Principal Sharing Group, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (ii) the Servicer shall deduct from the allocated Principal Collections available for deposit into the Collection Account on or before such Distribution Date an amount equal to the excess, if any, of (A) the aggregate Shared Principal Collections for all such Series for such Distribution Date, over (B) the aggregate Principal Shortfalls for all such Series for such Distribution Date and shall distribute such excess to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement; provided, however, that (A) if the Adjusted Nonoverconcentration Pool Balance (determined without giving effect to the provisos in the definitions of Maximum Dealer Exposure Percentage and Maximum Used Vehicle Percentage) as of such Distribution Date is less than the Required Nonoverconcentration Pool Balance (determined after giving effect to any Receivables transferred to the Issuing Entity), the Servicer shall not distribute such excess funds to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement, but shall deposit such excess funds into the Excess Funding Account to the extent necessary to cause the Adjusted Nonoverconcentration Pool Balance to equal the Required Nonoverconcentration Pool Balance as of such Distribution Date pursuant to Section 8.3(b) and (B) if the Adjusted Overconcentration Pool Balance as of such Distribution Date is less than the Required Overconcentration Pool Balance (determined after giving effect to any Receivables transferred to the Issuing Entity), the Servicer shall not distribute such excess funds remaining after the application of clause (A) to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement, but shall deposit such excess funds into the Cash Collateral Account to the extent necessary to cause the Adjusted Overconcentration Pool Balance to equal the Required Overconcentration Pool Balance as of such Distribution Date pursuant to Section 8.3(c).

          SECTION 8.6 Shared Enhancement Series.

          A Shared Enhancement Series is a group of discrete issuances of Notes, called Sub-Classes, that share Interest Collections and certain other amounts and share in the same credit enhancement as is specified in the Indenture Supplement for each Sub-Class in such Shared Enhancement Series. Such sharing may take the form, among others, of Classes of Notes of one or more Series in a particular Shared Enhancement Series issued from time to time which are subordinate to other Classes issued at the same or at different times in the same or in different Series in such Shared Enhancement Series.

          SECTION 8.7 Release of Trust Estate.

          (a) Subject to the payment of its fees and expenses pursuant to
Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are consistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

          (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to the Indenture Trustee pursuant to Section 6.7 have been paid, notify the Issuing Entity thereof in writing and upon receipt of an Issuing Entity Request, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuing Entity or any other Person entitled thereto any funds then on deposit in the applicable Note Distribution Account. The Indenture Trustee shall release to the Issuing Entity or any other Person entitled thereto any funds then on deposit in the Excess Funding Account, the Cash Collateral Account or the Collection Account only at such time as (x) there are no Notes Outstanding, (y) all payments in respect of the Certificates have been paid in full and (z) all sums due to the Indenture Trustee pursuant to Section 6.7 have been paid.

          SECTION 8.8 Opinion of Counsel. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuing Entity to take any action pursuant to Section 8.7(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action shall not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee pursuant to the provisions of this Indenture in connection with any such action.

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

          SECTION 9.1 Supplemental Indentures Without Consent of Noteholders.

          (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

               (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture;

               (ii) to evidence the succession, in compliance with Section 3.10 and the applicable provisions hereof, of another Person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity contained herein and in the Notes;

               (iii) to add to the covenants of the Issuing Entity for the benefit of the Noteholders;

               (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

               (v) to cure any ambiguity or to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture;

               (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and the Indenture and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
     Article VI;

               (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA, and the Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained;

               (viii) to provide for the termination of any Series Enhancement in accordance with the provisions of the related Indenture Supplement; or

               (ix) to add provisions to or delete or modify the existing provisions of this Indenture as appropriate to allow the Trust to issue foreign currency-denominated Notes, including without limitation adding provisions granting rights under this Indenture to counterparties of the currency swaps that may be entered into in connection with the issuance of such foreign currency-denominated Notes.

          (b) The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Order, may, also without the consent of any of the Noteholders but with prior notice to the Rating Agencies, at any time and from time to time enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

          (c) Except as specified in an Indenture Supplement, the Issuing Entity and the Indenture Trustee when authorized by an Issuing Entity Order, may also, with the consent of the Depositor and upon satisfaction of the Rating Agency Condition with respect thereto, but without the consent of any other Person, at any time and from time to time, enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any provisions of, this Indenture with respect to the inclusion of Other Assets in the Issuing Entity.

          SECTION 9.2 Supplemental Indentures With Consent of Noteholders.

          (a) The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes (excluding any classes or series of Notes, the holders of which shall not be, as evidenced by an Opinion of Counsel, adversely affected in any material respect by such action), by Act of such Holders delivered to the Issuing Entity and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

               (i) change the due date of any instalment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate applicable thereto, or the Redemption Price with respect thereto, change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption
     Date);

               (ii) reduce the percentage of the Outstanding Amount of the Notes of any Series (or any Sub-Class in the case of a Share Enhancement Series) outstanding the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

               (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

               (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to sell or liquidate the Trust Estate pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the Outstanding Notes;

               (v) modify any provision of this Section 9.2 to decrease the required minimum percentage necessary to approve any amendments to any provisions of this Indenture;

               (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) (it being understood that the issuance of any Notes and the specification of the terms and provisions thereof pursuant to an Indenture Supplement shall not be deemed to have such effect for purposes hereof), or modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuing Entity, the Depositor or any Affiliate of either of them; or

               (vii) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien of this Indenture.

          (b) The Indenture Trustee may in its discretion determine whether or not any Notes would be affected (such that the consent of each Noteholder would be required) by any supplemental indenture proposed pursuant to this Section 9.2 and any such determination shall be conclusive and binding upon the Holders of all Notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective. The Indenture Trustee shall not be liable for any such determination made in good faith.

          (c) It shall be sufficient if an Act of Noteholders approves the substance, but not the form, of any proposed supplemental indenture.

          (d) Promptly after the execution by the Issuing Entity and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of any such amendment have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

          SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuing Entity and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 9.5 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

          SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes of the same series.

                                    ARTICLE X
                               REDEMPTION OF NOTES

          SECTION 10.1 Redemption. A series of Notes shall be subject to redemption if and to the extent provided in the related Indenture Supplement. The purchase price for any Notes shall be equal to the applicable Redemption Price set forth in the related Indenture Supplement, provided the Issuing Entity has available funds sufficient to pay such amount. The Issuing Entity shall furnish the Rating Agencies notice of any such redemption. If any Notes are to be redeemed pursuant to this Section 10.1, the Issuing Entity shall furnish notice thereof to the Indenture Trustee not later than [25] days prior to the applicable Redemption Date and the Issuing Entity shall deposit into the applicable Note Distribution Account on or before the applicable Redemption Date, the aggregate Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date.

          SECTION 10.2 Form of Redemption Notice.

          (a) Notice of redemption of any Notes under Section 10.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the applicable Redemption Date to each Noteholder of record of the Notes to be redeemed at such Noteholder's address appearing in the Note Register.

          (b) All notices of redemption shall state:

               (i) the applicable Redemption Date;

               (ii) the applicable Redemption Price;

               (iii) the place where the Notes are to be surrendered for payment of the Redemption Price (which shall be the Agency Office of the Indenture Trustee to be maintained as provided in Section 3.2);

               (iv) the CUSIP number, if applicable; and

               (v) the principal amount of Notes to be redeemed.

          (c) Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuing Entity. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

          SECTION 10.3 Notes Payable on Redemption Date. With respect to any Notes, such Notes shall, following notice of redemption as required by Section
10.2 (in the case of redemption pursuant to Section 10.1), on the applicable Redemption Date cease to be Outstanding for purposes of this Indenture and shall thereafter represent only the right to receive the applicable Redemption Price and (unless the Issuing Entity shall default in the payment of such Redemption Price) no interest shall accrue on such Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating such Redemption Price.

                                   ARTICLE XI
                                   TERMINATION

          SECTION 11.1 Termination of Trust.

          The Issuing Entity and the respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in Section 11.2(b), on the Trust Termination Date.

          SECTION 11.2 Final Distribution.

          (a) The Servicer shall give the Indenture Trustee at least 30 days' prior notice of the Distribution Date on which the Noteholders of any Series or Class may surrender their Notes for payment of the final distribution on and cancellation of such Notes (or, in the event of a final distribution resulting from the application of Section 3.1(c) or 8.2 of the Trust Sale and Servicing Agreement, notice of such Distribution Date promptly after the Servicer has determined that a final distribution shall occur, if such determination is made less than 30 days prior to such Distribution Date). Such notice must be accompanied by an Officer's Certificate setting forth the information specified in Section 4.1 of the Trust Sale and Servicing Agreement covering the period during the current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class shall be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified (which, in the case of Bearer Notes, shall be outside the United States). The Indenture Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Noteholders.

          (b) Notwithstanding a final distribution to the Noteholders of any Series or Class (or the termination of the Issuing Entity), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated (and any excess shall be paid in accordance with the terms of any Series

Enhancement Agreement). If all such Noteholders do not surrender their Notes for cancellation within six months after the date specified in the notice from the Indenture Trustee described in Section 11.2(a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Notes, shall be outside the United States). If within one year after the second notice all such Notes have not been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Noteholders. The Indenture Trustee and the Paying Agent shall pay to the Depositor any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Depositor, any Noteholders entitled to the money must look to the Depositor for payment as general creditors unless an applicable abandoned property law designates another Person.

          SECTION 11.3 Depositor's Termination Rights.

          Upon the termination of the Issuing Entity pursuant to Section 11.1, the Indenture Trustee shall assign and convey to the Owner Trustee for the benefit of the holders of the Certificate Interest or any of their designees, without recourse, representation or warranty, all right, title and interest of the Issuing Entity in, to and under the Trust Estate, whether then existing or thereafter created, all monies due or to become due and all amounts received with respect thereto (including all monies then held in the Collection Account, the Excess Funding Account, the Cash Collateral Account or any Series Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 11.2(b) for distribution in accordance with the Trust Agreement.

          SECTION 11.4 Defeasance.

          Notwithstanding anything to the contrary in this Indenture or any Indenture Supplement:

          (a) The Depositor may at its option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (each, a "Defeased Series") on the date the applicable conditions set forth in Section 11.4(c) are satisfied (a "Defeasance"); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to each Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of the Holders of Notes of the Defeased Series to receive, solely from the trust funds provided for in Section 11.4(c), payments in respect of interest on and principal of such Notes when such payments are due; (ii) the Depositor's obligations with respect to such Notes under Sections 2.4 and 2.5; (iii) the rights, powers, trusts, duties, and immunities of the Indenture Trustee, the Paying Agent and the Transfer Agent and Registrar hereunder; and (iv) this Section.

          (b) Subject to Section 11.4(c), the Depositor at its option may cause Collections allocated to each Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments rather than additional Receivables.

          (c) The following conditions must be satisfied prior to any Defeasance under Section 11.4(a):

               (i) the Depositor irrevocably has deposited or caused to be deposited with the Indenture Trustee (such deposit to be made from other than the Depositor's or any Affiliate of the Depositor's funds), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Indenture Trustee, as trust funds in trust in an amount sufficient to pay and discharge (without relying on income or gain from reinvestment of such amount) all remaining scheduled interest and principal payments on all outstanding Notes of each Defeased Series on the dates scheduled for such payments in this Indenture and the related Indenture Supplements and all amounts owing to the Series Enhancers with respect to each Defeased Series. The Depositor shall make these amounts available in cash or Eligible Investments or a combination thereof. The Indenture Trustee shall apply all such amounts to pay and discharge the amounts specified above;

               (ii) a statement from a firm of nationally recognized independent public accountants (who may also render other services to the Depositor) to the effect that such deposit is sufficient to pay the amounts specified in clause (i) above;

               (iii) prior to its first exercise of its right pursuant to this Section with respect to a Defeased Series to substitute money or Eligible Investments for Receivables, the Depositor has delivered to the Indenture Trustee (the preparation and delivery of which shall not be at the expense of the Indenture Trustee):

                    (A) an Opinion of Counsel to the effect contemplated by clause (b) of the definition of the term "Tax Opinion" with respect to such deposit and termination of obligations; and

                    (B) an Opinion of Counsel to the effect that such deposit and termination of obligations shall not result in the Issuing Entity being required to register as an "investment company" within the meaning of the Investment Company Act;

               (iv) the Depositor has delivered to the Indenture Trustee an Officer's Certificate of the Depositor stating that the Depositor reasonably believes that such deposit and termination of obligations shall not, based on the facts known to such officer at the time of such certification, then cause an Early Amortization Event with respect to any Series or any event that, with the giving of notice or the lapse of time, would result in the occurrence of a Early Amortization Event with respect to any Series; and

               (v) the Rating Agency Condition has been satisfied.

                                   ARTICLE XII
                                  MISCELLANEOUS

          SECTION 12.1 Compliance Certificates and Opinions, etc.

          (a) Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee: (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 12.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

          (b) (i) Prior to the deposit with the Indenture Trustee of any Collateral or other property or securities that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 12.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officers' Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited.

               (ii) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officers' Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (b)(i) above, the Issuing Entity shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuing Entity of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause (i) above and this clause (b)(ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuing Entity as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

               (iii) Other than with respect to the release of any Warranty Receivables, Administrative Receivables or Defaulted Receivables, whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

               (iv) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause
     (b)(iii) above, the Issuing Entity shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than Warranty Receivables, Administrative Receivables or Defaulted Receivables, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (b)(iii) above and this clause (b)(iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

               (v) Notwithstanding Section 2.9 or any other provision of this
     Section 12.1, the Issuing Entity may (A) collect, liquidate, sell or otherwise dispose of Receivables and related Collateral Security and proceeds of both as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of the Designated Accounts and the Certificate Distribution Account as and to the extent permitted or required by the Basic Documents and (C) take any other action not inconsistent with the TIA.

          SECTION 12.2 Form of Documents Delivered to Indenture Trustee.

          (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          (b) Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Issuing Entity or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuing Entity or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          (d) Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

          SECTION 12.3 Acts of Noteholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders or a series of Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 12.3.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

          (c) The ownership of Notes shall be proved by the Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes (or any one or more Predecessor Notes) shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 12.4 Notices, etc., to Indenture Trustee, Issuing Entity and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

          (a) the Indenture Trustee by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

          (b) the Issuing Entity by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and either sent by electronic facsimile transmission (with hard copy to follow via first class mail) or mailed, by certified mail, return receipt requested to the Issuing Entity and the Owner Trustee each at the address specified in Appendix B to the Trust Sale and Servicing Agreement.

          The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuing Entity.

          (c) Notices required to be given to the Rating Agencies by the Issuing Entity, the Indenture Trustee or the Owner Trustee shall be delivered as specified in Appendix B to the Trust Sale and Servicing Agreement.

          SECTION 12.5 Notices to Noteholders; Waiver.

          (a) Where this Indenture provides for notice to Noteholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. If notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

          (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

          (c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

          (d) Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

          SECTION 12.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuing Entity may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuing Entity shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

          SECTION 12.7 Conflict with Trust Indenture Act.

          (a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

          (b) The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

          SECTION 12.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 12.9 Successors and Assigns.

          (a) All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not.

          (b) All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

          SECTION 12.10 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders and the Note Owners and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 12.12 Legal Holidays.

          If the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

          SECTION 12.13 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 12.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 12.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

          SECTION 12.16 No Recourse.

          (a) Each Noteholder will agree by acceptance of a Note (or interest therein) that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against:

               (i) the Indenture Trustee or the Owner Trustee in its individual capacity;

               (ii) any owner of a beneficial interest in the Issuing Entity; or

               (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any instalment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

          (b) Except as expressly provided in the Basic Documents, neither the Depositor, the Servicer, the Indenture Trustee nor the Owner Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuing Entity, nor any of their respective partners, owners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Notes or this Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee solely as the Owner Trustee in the assets of the Issuing Entity. Each Noteholder or Note Owner by the acceptance of a Note (or beneficial interest therein) will agree that, except as expressly provided in the Basic Documents, in the case of an Event of Default under this Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in this Indenture or in the Notes.

          SECTION 12.17 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuing Entity under any Insolvency Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity.

          SECTION 12.18 Inspection. The Issuing Entity agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuing Entity's normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity's affairs, finances and accounts with the Issuing Entity's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

                                  ARTICLE XIII
                          COMPLIANCE WITH REGULATION AB

          SECTION 13.1 Intent of the Parties; Reasonableness.

          The Depositor and the Indenture Trustee acknowledge and agree that the purpose of this Article XIII is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Depositor's compliance with the Securities Act, the Securities Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Depositor for information regarding the Indenture Trustee which is required in order to enable the Depositor to comply with the provisions of Items 1103(a)(1), 1109(a), 1109(b), 1117, 1118, 1119 and 1122 of Regulation AB as it relates to the Indenture Trustee or to the Indenture Trustee's obligations under this Indenture or any indenture supplement.

          SECTION 13.2 Reporting Requirements.

          (a) If required of the Indenture Trustee by Regulation AB, the Indenture Trustee will deliver to the Depositor, the Owner Trustee and the Servicer on or before March 1 of each year, beginning March 1, 20___, an officer's certificate, dated as of December 31 of the preceding calendar year, signed by a Responsible Officer of the Indenture Trustee to the effect that (i) a review of the Indenture Trustee's activities during the immediately preceding calendar year (or, in the case of the first certificate, since the Closing Date) and of its performance under this Indenture has been made under such Responsible Officer's supervision and (ii) to such Responsible Officer's knowledge, based on such review, the Indenture Trustee has fulfilled in all material respects all of its obligations under this Indenture throughout such calendar year (or applicable portion of such calendar year), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Responsible Officer and the nature and status of such failure. If the Issuing Entity is not required to file periodic reports under the Exchange Act or otherwise required by law to file an officer's certificate of the Indenture Trustee as to compliance, such officer's certificate may be delivered on or before April 1 of each calendar year.

          (b) If required of the Indenture Trustee under Regulation AB, the Indenture Trustee will:

               (i) deliver to the Depositor, the Owner Trustee and the Servicer, a report, dated as of December 31 of the preceding calendar year, on its assessment of compliance with the minimum Servicing Criteria regarding general servicing, cash and collection administration, investor remittances and reporting and pool asset administration during the preceding calendar year (or, in the case of the first year, since no later than the Closing
     Date), including disclosure of any material instance of non-compliance identified by the Indenture Trustee, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB under the Securities Act.

               (ii) cause a firm of registered public accountants (the "Firm") that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Depositor, Owner Trustee and the Servicer an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act, as applicable, on the assessment of compliance with Servicing Criteria with respect to the prior calendar year (or, in the case of the first year, since no later than the Closing Date). Such attestation report will be addressed to the board of directors of the Servicer and the Depositor. Such attestation report will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. The Firm may render other services to the Indenture Trustee, but the Firm must indicate in each attestation report that it is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act.

          (c) The reports referred to in Section 13.2(b) hereof shall be delivered on or before March 1 of each year that the Issuing Entity is required to submit an annual report to the United States Securities and Exchange Commission on Form 10-K, beginning March 1, 20__.

          SECTION 13.3 Additional Representations and Warranties of the Indenture Trustee.

          The Indenture Trustee shall be deemed to represent to the Depositor, as of the date on which information is provided to the Depositor under Section
7.4 that, except as disclosed in writing to the Depositor prior to such date to the best of its knowledge, but without independent investigation: (i) neither the execution, delivery and performance by the Indenture Trustee of this Indenture or any indenture supplement, the performance by the Indenture Trustee of its obligations under this Indenture or any indenture supplement nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee's ability to perform its obligations under this Indenture or any indenture supplement, or of any judgment or order applicable to the Indenture Trustee; and
(ii) there are no proceedings pending or threatened against the Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Indenture Trustee to enter into this Indenture or any indenture supplement or to perform its obligations under this Indenture or any indenture supplement.

          SECTION 13.4 Information to be Provided by the Indenture Trustee. The Indenture Trustee shall (i) on or before the fifth Business Day of each month, provide to the Depositor, in writing, such information regarding the Indenture Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to the Depositor, in writing, updated information necessary for compliance with
Item 1117 of Regulation AB.

     The Indenture Trustee shall (i) on or before the fifth Business Day of each January, April, July and October, provide to the Depositor such information regarding the Indenture Trustee as is requested for the purpose of compliance with Items 1103(a)(1), 1109(a), 1109(b), 1118 and 1119 of Regulation AB, and
(ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to the Depositor, in writing, updated information necessary for compliance with Item 1117 of Regulation AB. Such information shall include, at a minimum:

     (a) the Indenture Trustee's name and form of organization;

     (b) a description of the extent to which the Indenture Trustee has had prior experience serving as trustee for asset-backed securities transactions involving receivables of the same type as the Receivables;

     (c) a description of any affiliation between the Indenture Trustee and any of the following parties to a Securitization Transaction, as such parties are identified to the Indenture Trustee by the Depositor in writing in advance of such Securitization Transaction:

          (i)  the sponsor;

          (ii) any depositor;

          (iii) the issuing entity;

          (iv) any servicer;

          (v)  any trustee;

          (vi) any originator;

          (vii) any significant obligor;

          (viii) any enhancement or support provider; and

          (ix) any other material transaction party.

     In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor's understanding of the asset-backed securities.

                                     *****

          IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                                       SWIFT MASTER AUTO RECEIVABLES TRUST

                                       By: HSBC Bank USA, National Association,
                                           not in its individual capacity
                                           but solely as Owner Trustee


                                       By:
                                           -------------------------------------
                                       Name: [Owner Trustee signatory]
                                       Title: [                                ]
                                               --------------------------------


                                       THE BANK OF NEW YORK TRUST COMPANY, N.A., as Indenture Trustee


                                       By:
                                           -------------------------------------
                                       Name: [Indenture Trustee signatory]
                                       Title: [                                ]
                                               --------------------------------

                                                                       EXHIBIT A

                              TRANSFER CERTIFICATE

Wholesale Auto Receivables LLC
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

[________________________]
[________________________]
[________________________]

Attn: Corporate Trust Trustee Administration as Indenture Trustee for
      SWIFT Master Auto Receivables Trust

Ladies and Gentlemen:

          In connection with the purchase of a Note subject to Section 2.15 of the Indenture dated as of [_____, 20__] (the "Unregistered Note") of the SWIFT Master Auto Receivables Trust, the undersigned buyer ("Buyer") hereby acknowledges, represents and agrees that:

          (a) The Buyer has received the [describe offering document] relating to the offering of the Unregistered Note (including exhibits thereto).

          (b) The Buyer understands that the Unregistered Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. The Buyer agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that such Unregistered Note may be resold, pledged or transferred only (i) to an institutional investor that is an "Accredited Investor" as defined in Rule 501(a)(1),(2),(3) or (7) (an "Institutional Accredited Investor") under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that, if so requested by the Depositor or the Indenture Trustee, executes a certificate in the form hereof, (ii) so long as such Unregistered Note is eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom the Buyer reasonably believes after due inquiry to be a "qualified institutional buyer" (as defined in Rule
144A) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are "qualified institutional buyers") that, if so requested by the Depositor or the Indenture Trustee, executes a certificate in the form hereof or (iii) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case (A) the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Depositor, and (B) the Indenture Trustee shall require a written opinion of counsel (which will not be at the expense of the Depositor, the Servicer or the Indenture Trustee) satisfactory to the Depositor and the

Indenture Trustee to the effect that such transfer will not violate the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. The Buyer will notify any purchaser of the Unregistered Note from it of the above resale restrictions, if then applicable. The Buyer further understands that in connection with any transfer of the Unregistered Note by it that the Depositor and the Indenture Trustee may request, and if so requested the Buyer will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

          (c)

                                   [CHECK ONE]

          [ ] (1) The Buyer is an institutional investor and an "accredited investor" (as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the Buyer is bank acting in its fiduciary capacity). The Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Unregistered Note, and the Buyer and any accounts for which it is acting are able to bear the economic risk of investment in the Unregistered Note for an indefinite period of time. The Buyer is acquiring the Unregistered Note for investment and not with a view to, or for offer and sale in connection with, a public distribution.

          [ ] (2) The Buyer is a "qualified institutional buyer" as defined under Rule 144A under the Securities Act and is acquiring the Unregistered Note for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are "qualified institutional buyers"). The Buyer is familiar with Rule 144A under the Securities Act and is aware that the seller of the Unregistered Note and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (d) You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       -----------------------------------------
                                       Print Name of Buyer


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------
                                       Date:
                                             -----------------------------------

                                                                       EXHIBIT B

                               UNDERTAKING LETTER

Wholesale Auto Receivables LLC
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

[________________________]
[________________________]
[________________________]

Attn: Corporate Trust Trustee Administration as Indenture Trustee for
      SWIFT Master Auto Receivables Trust

Ladies and Gentlemen:

          In connection with our purchase of record or beneficial ownership of a Note subject to the provisions of Section 2.15 of the Indenture dated as of [__________, 20__] (the "Unregistered Note") of the SWIFT Master Auto Receivables Trust, the undersigned purchaser, record owner or beneficial owner hereby acknowledges, represents and warrants that such purchaser, record owner or beneficial owner:

          (1) that either (a) is not, and has not acquired the Unregistered Note by or for the benefit of, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, (iii) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or plan in such entity or (iv) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code (including, without limitation, foreign or governmental plans) or (b) if it is an employee benefit plan or plan that is not subject to the provision of Title I of ERISA or Section 4975 of the Code, such sale, pledge or other transfer would result in a non-exempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to ERISA or Section 4975 of the Code; and

          (2) acknowledges that you and others will rely on our acknowledgments, representations and warranties, and agrees to notify you promptly in writing if any of our acknowledgments, representations or warranties herein cease to be accurate and complete.

                                       -----------------------------------------
                                       Name of Note Owner


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------
                                       Date:
                                             -----------------------------------

                                                                      APPENDIX A

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES

     1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the related Vehicle Collateral Security described in clauses (a) and (b) of Section 2.01 of the Pooling and Servicing Agreement (the "Trust Assets") in favor of the Indenture Trustee which security interest is prior to all other Liens, and is enforceable as such against creditors and purchasers from the Trust.

     2. All steps necessary to perfect the Trust's security interest against each Obligor in the property securing the Trust Assets have been taken.

     3. The Trust Assets constitute "accounts," "chattel paper" or "payment intangibles" within the meaning of the applicable UCC, subject to Section 6.03 of the Pooling and Servicing Agreement.

     4. The Trust owns and has good and marketable title to the Trust Assets free and clear of any Liens, claim or encumbrance of any Person. The Trust has received all consents and approval required by the terms of the Trust Assets to the pledge of the Trust Assets to the Indenture Trustee.

     5. The Trust has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Assets granted to the Indenture Trustee under this Agreement.

     6. GMAC, as Custodian, has in its possession the Eligible Receivables Files and holds them in accordance with its customary procedures and any and all other documents that the Servicer or the Depositor shall keep on file, in accordance with its customary procedures, relating to the Eligible Receivables. All financing statements filed or to be filed against the Trust in favor of the Indenture Trustee in connection herewith describing the Trust Assets contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party."

     7. Other than the security interest granted to the Indenture Trustee under this Agreement and as contemplated by Section 6.03 of the Pooling and Servicing Agreement, the Trust has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Assets, and has not authorized the filing of and none is aware of any financing statements that include a description of collateral covering the Trust Assets other than any financing statement (i) relating to the security interest granted to Wholesale Auto Receivables LLC, the Issuing Entity and the Indenture Trustee under the Basic Documents, (ii) that has been terminated, or (iii) that names the Trust as secured party. The Trust is not aware of any judgment or tax lien filings against the Trust.

     8. The representations, warranties and certifications contained in paragraphs 1-7 above shall survive the pledge of the Trust Assets to the Indenture Trustee. No failure or delay on the part of the Indenture Trustee in exercising any right, remedy, power or privilege with respect to this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege with respect to this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.


                                       -2-